UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  October 24, 2006

CHINA CLEAN ENERGY INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50494	87-0700927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Fujian Zhongde Technology Co., Ltd. Fulong Industry Zone Longtian Town Fuqing City Fujian, China 35013
(Address of principal executive offices)

Registrant’s telephone number, including area code:  0086-591-85773387

Hurley Exploration Inc. 1600 Golf Road, Suite 1200 Rolling Meadows, Illinois 60008
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

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CURRENT REPORT ON FORM 8-K

CHINA CLEAN ENERGY INC.

(f/k/a Hurley Exploration Inc.)

TABLE OF CONTENTS

Page

Item 1.01.

Entry into a Material Definitive Agreement

1

Item 2.01.

Completion of Acquisition or Disposition of Assets

1

Share Exchange

1

Description of the Company

3

Management’s Discussion and Analysis or Plan of Operations

19

Risk Factors

28

Security Ownership of Certain Beneficial Owners and Management

41

Directors and Executive Officers

42

Executive Compensation

45

Certain Relationships and Related Transactions

46

Item 3.02.

Unregistered Sales of Equity Securities

49

Item 4.01.

Changes in Registrant’s Certifying Accountant

53

Item 5.01.

Changes in Control of Registrant.

54

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.  54

Item 5.03.

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

54

Item 5.06.

Change in Shell Company Status

54

Item 9.01.

Financial Statements and Exhibits

55

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Item 1.01.

Entry into a Material Definitive Agreement

The Share Exchange

On October 24, 2006, China Clean Energy Inc. (the “Registrant”) entered into a Share Exchange Agreement (the “Exchange Agreement”) by and among the Registrant, China Clean Energy Resources Limited, a privately held British Virgin Islands corporation (“CCER”), the shareholders of CCER and both Chet Kurzawski and Doug Reid, representing all of the then serving officers and directors of the Registrant.  Upon closing of the share exchange transaction contemplated under the Exchange Agreement (the “Share Exchange”), the shareholders of CCER transferred all of their shares of CCER to the Registrant in exchange for an aggregate of 15,995,000 shares of common stock of the Registrant, thus causing CCER to become a wholly-owned subsidiary of the Registrant.

In addition, pursuant to the terms and conditions of the Exchange Agreement:

•

Immediately prior to the effective time of the Share Exchange, Chet Kurzawski and Doug Reid will resign as the sole directors and officers of the Registrant.

•

Upon closing of the Share Exchange, the Registrant’s board of directors will be reconstituted to consist initially of Tai-ming Ou, Qin Yang and Ri-wen Xue.

•

Each of the Registrant, CCER, the shareholders of CCER and both Chet Kurzawski and Doug Reid provided customary representations and warranties, pre-closing covenants and closing conditions, including approval of the Share Exchange by the Registrant’s board of directors.

As of the date of the Exchange Agreement and currently, there are no material relationships between the Registrant or any of its affiliates and CCER, other than in respect of the Exchange Agreement.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Exchange Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 2.01.

Completion of Acquisition or Disposition of Assets

As used in this Current Report on Form 8-K, all references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Share Exchange refer to CCER, and references to the “Company,” “we,” “our” and “us” for periods subsequent to the closing of the Share Exchange refer to the Registrant and its subsidiaries.  Information regarding the Company, CCER and the principal terms of the Share Exchange are set forth below.

Share Exchange

The Share Exchange.  On October 24, 2006, the Registrant entered into the Exchange Agreement with CCER, the shareholders of CCER and the offers and directors of the Registrant.  Upon closing of the Share Exchange on October 24, 2006, the shareholders of CCER delivered all of their equity capital in CCER to the Registrant in exchange for a controlling interest in the Registrant, resulting in CCER becoming a wholly-owned subsidiary of the Registrant.

Pursuant to the Exchange Agreement, at closing, shareholders of CCER received 319.9 shares of the Registrant’s common stock for each issued and outstanding common share of CCER.  As a result, at closing the Registrant issued 15,995,000 shares of its common stock to the former shareholders of CCER, representing approximately 75.87% of the Registrant’s outstanding common stock following (1) the Share Exchange, (2) the closing of the Private Placement for $1,050,000, (3) a 2.26187510124-for-1 reverse stock split and the cancellation of 8,842,222 shares of the Registrant’s common stock, in exchange for 100% of the outstanding capital stock of CCER.  In connection with the closing of the Share Exchange, the Registrant completed the closing of the Private Placement and received proceeds of $1,050,000.  See Item 3.02 below.

As stated above, on October 13, 2006, the Registrant effected a 2.26187510124-for-1 reverse stock split and 8,842,222 post-split shares were transferred by the Registrant’s officers and directors to an escrow account with instructions for the escrow agent to contribute back such shares to the Registrant for cancellation concurrently with the closing of the Share Exchange. As a result, 2,432,269 shares of the Registrant’s common stock were outstanding immediately prior to the closings of the Share Exchange and the Private Placement.  The 2,432,269 shares constituted the Registrant’s “public float” prior to the Share Exchange and will continue to represent the shares of the Registrant’s common stock held for resale without further registration by the holders thereof until such time as the applicability of Rule 144 or other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), permits additional sales, or a further registration statement has been declared effective.  Pursuant to the plan of distribution described in a registration statement on Form SB-2 filed for the Registrant, the registered public float shares may be sold by the holders in one or more transactions, including block transactions, on such public markets or exchanges as the common stock may from time to time be trading or listed for quotation, in privately negotiated transactions or in any combination of these methods of distribution and as otherwise described in the Form SB-2.

Neither the Registrant nor CCER had any options or warrants to purchase shares of capital stock outstanding immediately prior to or following the Share Exchange.

The shares of the Registrant’s common stock issued in connection with the Share Exchange, and the shares of the Registrant’s common stock issued in the Private Placement, were not registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering.  These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.  Certificates representing these shares contain a legend stating the same.

Prior to the announcement by the Registrant relating to the possibility of entering into the Share Exchange, there were no material relationships between the Registrant or CCER, or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors.

Changes Resulting from the Share Exchange.  At this time, the Company intends to carry on CCER’s business as its sole line of business.  The Registrant has relocated its executive offices to Fulong Industry Zone, Longtian Town Fuqing City, Fujian, China 350315 and its telephone number is 0086-591-85773387.

Pre-Share Exchange shareholders of CCER will not be required to exchange their existing CCER stock certificates for certificates of the Registrant, since the OTC Bulletin Board, where the Registrant’s common stock is approved for quotation, will consider the existing stock certificates as constituting “good delivery” in securities transactions subsequent to the Share Exchange.  The American Stock Exchange and NASDAQ Stock Market, where the Registrant intends to apply to list its common stock for trading as soon as is practicable, will also consider the submission of existing stock certificates as “good delivery.”

The Registrant cannot be certain that it will receive approval to list its common stock on any exchange or market at this time.

The Share Exchange and its related transactions were approved by the holders of a requisite number of shares of the Registrant’s capital stock by written consent on October 12, 2006.

Changes to the Board of Directors.  Immediately prior to the effective time of the Share Exchange on October 24, 2006, Chet Kurzawski and Doug Reid resigned as the sole directors and executive officers of the Registrant.  Pursuant to the terms of the Exchange Agreement, Tai-ming Ou, Qin Yang and Ri-wen Xue were elected as the directors of the Registrant, effective at the closing of the Share Exchange.

All directors hold office for one-year terms until the election and qualification of their successors.  Officers are elected by the board of directors and serve at the discretion of the board of directors.

Accounting Treatment; Change of Control.  The Share Exchange is being accounted for as a “reverse merger,” since the stockholders of CCER own a majority of the outstanding shares of the Registrant’s common stock immediately following the Share Exchange.  CCER is deemed to be the acquirer in the reverse merger.  Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Share Exchange will be those of CCER and will be recorded at the historical cost basis of CCER, and the consolidated financial statements after completion of the Share Exchange will include the assets and liabilities of the Registrant and CCER, historical operations of CCER and operations of the Registrant from the closing date of the Share Exchange.  Except as described in the previous paragraphs, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of the Company’s board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company.  Further, as a result of the issuance of the shares of the Registrant’s common stock pursuant to the Share Exchange, a change in control of the Company occurred on the date of consummation of the Share Exchange.  The Registrant will continue to be a “small business issuer,” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), following the Share Exchange.

Description of the Company

Overview

The Registrant was formed on November 12, 2004 as a resource exploration company.  On December 3, 2004, the Registrant entered into a Property Acquisition Agreement (“Property Acquisition Agreement”), pursuant to which it acquired an option to purchase a 100% interest in two mineral claims less a 2-½ % Net Smelter Royalty and a 7-½% Gross Rock Royalty (the “DON mineral claims”). Pursuant to the Property Acquisition Agreement, all of the rights, title and interest in the DON Mineral Claims were transferred to Chet Kurzawski, who was the President of the Registrant, under a Trust Agreement dated May 24, 2005 in exchange for the Registrant’s payment of $70,000.  The Property Acquisition Agreement also obligated the Registrant to incur sufficient exploration expenditures to keep the claims in good standing. The Registrant has not yet completed any exploration activities on the DON mineral claims and as a result of the Share Exchange, plans to carry on the business of CCER as its sole line of business. Accordingly, it is anticipated that the Registrant will abandon its interest in the DON mineral claims.

As a result of the Share Exchange, CCER became a wholly-owned subsidiary of the Registrant and the Registrant succeeded to the business of Fujian Zhongde Technology Co., Ltd. (“Fujian Zhongde”), a producer of environmentally-focused biodiesel fuels and specialty chemical products based in Fuqing City of Fujian Province of China, as its sole line of business.

CCER was formed on February 13, 2006 under the laws of the British Virgin Islands as a holding company to own Fujian Zhongde.  Fujian Zhongde was incorporated in the province of Fujian, China, on July 10, 1995 under the name “Fuqing City Zhongde Chemical Industry, Ltd.”.  On December 10, 2003, it changed its name to “Fujian Zhong De Technology Stock Co., Ltd”.  On January 20, 2006, it changed its name to “Fujian Zhongde Technology Co., Ltd.”

CCER, through Fujian Zhongde, engages in the development, manufacturing, and distribution of biodiesel fuels and specialty chemicals made from renewable resources.  By employing several scientific innovations and proprietary technologies, CCER is able to make near full use of the leavings of waste oils and waste extracts (made by vegetable oil processors) to produce environmentally-friendly biodiesel products and specialty chemicals.

The chart below depicts the corporate structure of China Clean Energy Inc. As depicted below, China Clean Energy Inc. owns 100% of the capital stock of China Clean Energy Resources, Ltd. and has no other subsidiary; China Clean Energy Resources, Ltd. owns 100% of the capital stock of Fujian Zhongde Technology Co., Ltd. and has no other subsidiary; and Fujian Zhongde Technology Co., Ltd. has no subsidiary. All of the operations of the Company are conducted by and through Fujian Zhongde Technology Co., Ltd.

Philosophy & Values

Since its inception, CCER’s and Fujian Zhongde’s founders and management team have been committed to the philosophy of “quality production, research, and sustainable development” and believe this focus will continue to help CCER grow and develop a strong and lasting enterprise.

Holding true to its values, CCER has developed a research and development center that keeps in close contact with many of China’s elite universities, including Sichuan University’s Macromolecule Institute, Shanghai Food Science Researching Academy, Fujian Chemical Technology Research Center, Fuzhou University, Chemistry & Chemical Institute and the Shanghai Grain Institute, in addition to a number of industry associations and recognized experts in the fields of transport fuel alternatives and renewable resource chemicals.

CCER will continue to seek opportunities to develop innovative products that contribute to sustainable development, improve quality of life, and generate value.

DESCRIPTION OF OUR BUSINESS

All references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Share Exchange refer to CCER and Fujian Zhongde, and references to the “Company,” “we,” “our” and “us” for periods subsequent to the closing of the Share Exchange refer to the Registrant and its subsidiaries.

Company Overview

The Company, through its wholly-owned subsidiary, Fujian Zhongde, is engaged in the development, manufacturing, and distribution of biodiesel fuel and specialty chemical products made from renewable resources.   Fujian Zhongde was organized in Fujian Province of China in 1995.  Since its inception, the Company has been engaged in the manufacture of high-quality specialty chemical products from renewable resources.  Through its research and development efforts, the Company developed a proprietary process for refining biodiesel fuel from vegetable oils.  Using this proprietary process, the Company began producing biodiesel in 2005 and commenced selling biodiesel commercially starting in December 2005.

Products

Biodiesel Segment

In November 2005, the Company filed an application with the State Intellectual Property Office (SIPO) of The People’s Republic of China (PRC) for patent protection for the Company’s proprietary process of producing biodiesel fuel from monomer acid. The patent application is still pending and the patent has not yet been issued. In December 2005, the Company began producing biodiesel fuel using its proprietary process.  The Company currently sells its biodiesel fuel to regional wholesalers and service stations.

The term “biodiesel” generally refers to methyl esters (sometimes called “fatty acid methyl esters”) made by transesterification, a chemical process that reacts a ‘feedstock’ oil or fat with methanol and a potassium hydroxide catalyst.  The ‘feedstock’ can be vegetable oil, such as that derived from oil-seed crops (e.g. soy, sunflower, cottonseed, rapeseed, etc.), or used frying oil (e.g. yellow grease from restaurants).  In addition to biodiesel, the Company’s production process typically yields co-products that can be turned into an array of valuable chemicals.  The Company believes that this chemical co-production capability improves the economic viability of producing biodiesel.

According to the National Biodiesel Board (in the United States), “biodiesel” is a clean-burning alternative fuel produced from domestic, renewable resources for use in compression ignition (diesel) engines.  Biodiesel is comprised of mono-alkyl esters of long chain fatty acids derived from vegetable oils or animal fats.  Biodiesel is produced from feedstock, which comes from fat or vegetable oils.

Biodiesel fuel can be used in virtually any diesel engine without modification.  It can be used in its pure form (called B100) or as a blend with diesel fuel at any ratio.  It can also be stored in the same containers as diesel fuel, which allows it to use the current fuel supply infrastructure that is already in place. Biodiesel has a higher flash point (the point at which fuel ignites) than regular diesel has, according to the National Biodiesel Board.  This characteristic makes biodiesel safer than diesel because it will not combust as easily.

A commonly used form of biodiesel fuel is a 20% blend of biodiesel with 80% petroleum diesel, known as B20.  This has become a common practice of balancing benefits with costs and addressing cold weather and solvency considerations associated with biodiesel fuel. Biodiesel provides similar horsepower and fuel economy as petroleum diesel with superior lubricity to reduce wear and tear on the engine.

Chemicals Segment

The Company manufactures and sells a variety of industrial products using environmentally- focused chemicals derived from renewable resources, such as vegetable oils.  The Company’s product categories include polyamide hot-melt adhesives, printing inks, alcohol and benzene-soluble polyamide resins and various fatty acids, such as dimer acid.  The Company believes that its vegetable oil-based products will be viewed as an increasingly attractive alternative to products made with petroleum-based chemicals as a result of rising oil prices and possible shortages as well as increased awareness and concern for protecting the environment.

Hot- Melt Adhesives.  The Company manufactures dimer acid-based polyamide hot-melt adhesives and a wide variety of high-performance polyamide hot-melt adhesives.  The Company offers products with varying softening points, tensile strengths, viscosities and adhesion strengths.  These products are used in a wide range of applications, from book-binding and adhesion of fabrics, leather, plastic and wood to cementation of metal, ceramics and electronic components.

Polyamide Resins.   The Company offers a wide variety of alcohol-soluble and benzene-soluble polyamide resins for use in printing inks.  The Company’s alcohol-soluble resins have good glossiness, adhesion, heat stability and anti-freeze ability and are used primarily in various kinds of bucked plate plastic-based inks such as polypropylene, polyethylene, terylene, cellophane and paper.  The Company’s benzene-soluble polyamide resins are characterized by good dissolving ability, leveling and liberation, excellent glossiness, excellent anti-gelling properties and adhesion to plastic membranes.  They are used primarily in gravure printing inks and are compatible with gravure printers that have varying rotating speed capabilities.  In addition, the Company manufactures low molecular weight liquid polyamide resin, a flexibilizer and curing agent for epoxy resin.  It is used in epoxy coating, epoxy adhesive, epoxy casting seal and epoxy varnish.

Dimer, Stearic and Monomer Acids.    These are fatty acids that are used for a variety of lubricating, flexibilizing, surfactant and emulsifying applications.  Dimer acid is used in the production of resins, lubricants, coatings and corrosion-resistant agents.  Stearic acid, produced by hydrolysis and rectification of various kinds of vegetable oils, is widely used in plastic flexibilizers, stabilizers, surfactants and soap bases.  Monomer acid, a by-product from dimer and oleic acid processing, is used in plastics, lubricants, leather agents, detergents, soaps and alkyd resins.

Printing Inks.   The Company manufactures a variety of printing inks for gravure surface printing, gravure inner printing and flexible typographic printing on plastic, aluminum foil and paper.

The following table shows the Company’s total sales volume broken down by product category for six-month period from January 2006 through June 2006.  As shown in the table, during the six-month period ending June 30, 2006, biodiesel was the Company’s top selling product, accounting for 27.2% of total sales.

	Products Sold	% of Total Sales for the Period
1	Biodiesel	27.2%
2	Polyamide Resin	19.5%
3	Dimer Acid	18.5%
4	Printing Ink	13.5%
5	Fatty Acid	6.0%
6	Vegetable Asphalt	4.7%
7	Stearic Acid	4.6%
8	Hot-Melt Adhesive	3.9%
9	Oleic Acid	1.1%
10	Liquid Polyamide Resin	0.7%
11	Glue Water	0.2%

The following table shows the Company’s total sales volume broken down by product category for the twelve-month period from January 2005 through December 2005.. As shown in the table, during the twelve month period ended December 31, 2005, dimer acid was the Company’s top selling product, accounting for 33.7% of total sales.

	Products Sold	% of Total Sales for the Period
1	Dimer Acid	33.7%
2	Polyamide Resin	22.6%
3	Printing Ink	15.5%
4	Fatty Acid	10.0%
5	Stearic Acid	7.8%

6	Vegetable Asphalt	4.8%
7	Biodiesel	2.4%
8	Hot-Melt Adhesive	1.7%
9	Liquid Polyamide Resin	0.7%
10	Oleic Acid	0.5%
11	Glue Water	0.4%

Biodiesel Benefits.

 Significant Reductions in Greenhouse Gas and Other Emissions on a “Well-to-Wheels” Basis.    The Company believes that the main benefit derived from using biodiesel fuel comes from the reduction in carbon dioxide and other emissions generated when using this biodegradable, low toxicity fuel.

Petroleum diesel fuel (otherwise known as fossil fuel diesel) produces high levels of carbon dioxide (CO2), a greenhouse gas that is widely believed to be a significant contributor to global warming.  It also produces other harmful pollutants, namely: (i) carbon monoxide (CO), a poisonous gas that causes smog; (ii) particulates that contribute to respiratory infections, including asthma; (iii) sulfur, which contributes to the formation of acid rain; and (iv) unburned aromatic hydrocarbons that create smog and may be a contributing cause of cancer.

By comparison, whether used in its pure form or blended with petroleum diesel, biodiesel fuel produces significantly lower levels of harmful emissions of carbon monoxide, particulates and unburned aromatic hydrocarbons. In addition, because biodiesel fuel is virtually free of sulfur, the Company believes that the use of biodiesel will not contribute to acid-rain pollution.

Biodiesel is the first alternative fuel to have fully completed the Health Effects testing requirements of the United States Clean Air Act Section 211(b), according to the National Biodiesel Board.  Based upon these tests, the extent of the reduction in emissions as a result of use of biodiesel instead of petroleum diesel fuel is based upon the type of feedstock used to form the biodiesel. Blended fuel, using 20% biodiesel and 80% fossil fuel diesel, can reduce total hydrocarbons emitted by up to 30%, carbon monoxide up to 20% and total particulate matter up to 15%.

Biodegradability.    Studies comparing the biodegradation of biodiesel fuel in an aqueous solution to petroleum diesel fuel and to dextrose (sugar) show biodiesel to degrade even more rapidly than sugar, so biodiesel fuel has little to no effect on the environment when spilled or leaked into the soil. For this reason, government regulations are relatively minimal.

Improved Safety.    Biodiesel fuel, as well as petroleum diesel fuel that has been blended with biodiesel fuel, is safer to store, handle and use than conventional diesel fuel.  Biodiesel is so safe to handle that you can throw a lighted match into a bucket of biodiesel fuel and it will not catch fire. Biodiesel has a flash point of 150°C (300°F), which is much higher than the flash point of petroleum based diesel fuel which is ± 70°C (150°F).

 Superior Lubricity.  Biodiesel can be used as a petroleum diesel fuel additive to provide increased lubricity.  Such an application is particularly valuable when using low and ultra-low sulfur diesel fuels, as the reduction in sulfur levels results in decreased fuel lubricity.  Even at a low percentage blend, such as 1%, biodiesel will provide sufficient lubricity.  Using biodiesel fuel in this manner eliminates the inherent variability associated with the use of other additives.  Also, because biodiesel is compatible with diesel engines at any blend, unlike other lubricity additives, an accidental increase of biodiesel will not be a cause for concern.

Alternative Fuel Performance.   Biodiesel has a very similar energy value per gallon as petrodiesel, so there is no need to compromise vehicle performance when using this alternative fuel. Blending biodiesel with petroleum diesel in small percentages of around 5% will actually improve the engine’s performance and with the correct additives, increase mileage.

Infrastructure.   One of the largest roadblocks to the use of alternative fuels is the need for new storage facilities and modifications to a vehicle. Vehicles powered by Compressed Natural Gas (CNG), Liquefied Natural Gas (LNG), and many other alternative fuels have to stay within range of their fueling infrastructure, which limits their range of operation. Biodiesel suffers none of these issues.

The Bio-Chemical and Bio-Diesel Markets

The Company believes that oil price trends, global warming, and other environmental sustainability issues are rapidly increasing the demand for chemicals and fuels derived from renewable resources.  Global prices for gasoline, diesel fuels and chemicals have been rising in the past few years as oil prices continue to increase and supply concerns accelerate.  Elevated oil prices not only drive gasoline and diesel fuel prices higher but also create pressure on a wide range of petrochemical derivatives such as nylon (polyamides).  In addition, technological innovations, profit motive, and the desire to reduce reliance on oil have moved bio-based chemistry and fuel production to the forefront of the global marketplace.  As a result, the Company believes the economic, social, and environmental benefits of a new generation of bio-refinery products are rapidly becoming integrated into global economies.

Specialty Chemicals Segment

The Company views China as the world’s most attractive market for commodity and specialty chemicals alike.  The Company believes that the long-term demand for commodity and specialty chemicals is likely to grow at a faster rate in China than in North America and Western Europe.  As such, the Company believes that the PRC will be a very attractive market for commodity and specialty chemicals for the foreseeable future. Demand comes from both rising domestic consumption and the country's thriving exporters.  Demand for the Company’s “green” chemical products (printing inks, adhesives, resins, and intermediary substances) continues to accelerate with the rise in domestic consumption, expansion of China’s thriving exports and an increasing global appetite for non-petroleum based, “green” chemical products. Building and construction is booming and domestic consumers with more disposable income are creating new and increased demand for a wide range of products, many of which contain the Company’s adhesives, inks, polyamides, resins and related products.

In addition, China’s export manufacturing base continues to expand. The global chemical market is experiencing fundamental changes in how it operates as economic, environmental, and political pressures force the industry to rely less on petroleum products.  A wave of renewable or biotech products is already replacing petroleum-based raw materials in a wide array of markets such as plastics, fibers, adhesives, resins and more.  The Company believes the main drivers behind the acceptance of chemicals derived from renewable resources as replacements for petrochemicals are price, performance, and environmental sustainability.

Petroleum, waste, regulatory, and environmental cost pressures are now evident throughout the supply chain for chemical products.  As oil prices rise and companies continue to disassociate themselves from any chemical in their supply chain that is recognized as being hazardous or harmful to the environment, petrochemicals are rapidly being replaced by renewable “green” chemistry alternatives. “Green chemistry” is the term used to describe the movement towards more environmentally acceptable chemical processes and products.

The Company believes that expanding companies, like ours, that are constructing new chemical manufacturing facilities have an excellent opportunity to be “benign by design,” as it is much easier to build a new, environmentally compatible plant from scratch than to have to deconstruct before reconstructing, as is the case for many chemical companies in the United States and Europe.

China’s Biodiesel Market

China’s biodiesel industry is still very much in its infancy.  The Company estimates that the current total production of biodiesel nationwide is only approximately 100,000 tons while the total consumption of diesel fuels in China is in excess of 100 million tons annually. With soaring oil prices and worsening pollution, China is keen to promote low-polluting alternatives to foreign oil and many view biodiesel as the leading near term solution to offset increasing energy costs, pollution concern, and improve China’s profile as a responsible international player.  The Company believes the integration of biodiesel fuels into China’s national fuel supply at the retail level can be swift and immediate, since it can be blended at any level with petrodiesel or used in its pure form (B100), biodiesel utilizes the existing fuel supply chain; i.e., tankers, storage depots, and filling stations.

Market demand for biodiesel in China ultimately stems from the consumption rate of oil, which is approximately seven million barrels of oil per day. China is now the second largest oil consumer in the world behind the United States and its need for petroleum continues to grow rapidly.

Today, the Chinese government and an increasing number of governments around the world are encouraging the introduction of biodiesel fuel into their transport fuel mix to reduce harmful carbon dioxide emissions, improve air quality, and lessen dependence on imported fuels.

PRC Legislation.   Recently the Standing Committee of the National People's Congress passed “The Renewable Energy Law of the People’s Republic of China”.  The legislation aims to “promote the development and utilization of renewable energy, improve the energy structure, diversify energy supplies, safeguard energy security, protect the environment and realize the sustainable development of the economy and society.”   This legislation states that fuel retail businesses must begin to include “biological liquid fuel” in their enterprises or they will suffer imposed fines as China is seeking to reduce its dependence on fossil fuels in its diesel transportation vehicles.

Potential for Increase in Diesel Engines.   The PRC central government introduced an updated Auto Policy in 2004, which stipulates that gasoline consumption should decline 15% by 2010. China’s recent gasoline shortages and the enforcement of this new policy may be likely to increase the adoption of diesel cars over the next several years.

The Company believes that in comparison to gasoline-powered cars, diesel-powered cars are more fuel-efficient, more environmentally friendly, better suited for urban driving, safer, and more durable.

Competition

Renewable Resource Chemicals

The Company has several major competitors that produce chemicals similar to it from renewable resources.  The Company believes that the majority of these competitors produce products that are lesser in quality than the Company’s products. Moreover, most of these competitors produce products that are considered lower grade than the Company’s products.

Jiangsu Yonglin Oil & Grease Chemicals Co., Ltd. produces polyamide resins from oleic acid. Jiangsu Yonglin Oil & Grease Chemicals Co., Ltd. is located in the northern part of Jiangsu Province, China.

Shanghai Jiangqiao Chemical Factory, a private company located in a suburb of Shanghai, produces dimer acid from oleic acid.  Zhejiang Henghua Huagong Co., Ltd. manufactures alkyd resin and polyamide resin from oleic acid and Zhejiang Huangyan Resin Chemical Industry Co., Ltd. manufactures polyamide resin from oleic acid.  Both companies are located in Zhejiang Province, China.

Biodiesel Fuels

In the area of biodiesel fuel production, the Company is aware of the existence of at least three main domestic competitors: Handan Gushan Bio-energy Co., Ltd., located in Handan, Hebei Province, Longyan Zhuoyue New Energy Development Co., Ltd., located in Longyan, Fujian Province, and Wuxi Huahong Bio-fuel Co., Ltd., located in Wuxi, Jiangsu Province.

In addition, we may face competition from foreign competitors if such competitors choose to export their biodiesel to China.

Competitive Advantages and Strategy

Chemicals

The Company believes that its product formulations, price points, relationships, infrastructure, proven quality control standards, and reputation represent substantial competitive advantages.  The Company is currently able to maintain a substantially lower cost structure than competitors based in the United States and Europe. Furthermore, the Company believes its competitive advantage in China is protected by significant knowledge of government regulations, business practices, and strong relationships.

In comparison to Chinese competitors, the Company believes it possesses superior technological expertise, products, marketing knowledge, and global relationships.  The Company also views its high-margin and proprietary line of patented multi-purpose hot-melt adhesives as key technological advantages.  In addition, the Company believes domestic competitors typically lack the global marketing capability and reputation that the Company currently enjoys and is continuing to strengthen.

Biodiesel Fuels

The Company believes that it is a regional market leader in the biodiesel industry near the Fujian Province, as there are only a handful of other companies currently in the market, most of who are still months or even years away from actual production.  In addition to a first mover position, the Company believes its strong industry relationships, contracts with feedstock suppliers, proprietary low cost manufacturing methods and an ability to sell diesel co-products to its strong roster of chemical customers position the Company ahead of its competitors.

Growth Strategy

With growing global demand for transport fuels and clean technologies, the Company is focused on rapidly scaling its biodiesel fuel production capacity.  The Company plans to initially expand its existing 291,000 square-foot biodiesel and specialty chemical production facility located in China’s Fujian Province.  In addition, the Company is preparing to build several new biodiesel-focused production plants in (i) Jiangyin, a newly developed chemical industry zone near the harbor in the Fujian Province (approximately 15 kilometers from the Company’s existing plant to obtain synergies, greater efficiency and cost effectiveness), (ii) in the Hebei Province and/or (iii) in the Xinjiang Province. As the company grows and secures more customers, the Company will build more plants in strategic locations throughout China to meet its demand for biodiesel fuel.

The Company’s vision is to be the global market leader for the development and manufacturing of energy products and specialty chemicals made from renewable resources.  Management intends to grow the Company’s business by pursuing the following strategies:

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Grow capacity and capabilities in line with market demand increases

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Enhance leading-edge technology through continuous innovation, research and study, and obtain other global patent protection

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Continue to improve operational efficiencies and use of nearly all resource by-products

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Further expand into global markets and diverse industry sectors

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Build a strong market reputation to foster and capture future growth in China and abroad.

The Company also plans to expand its existing refining facilities and launch additional plants, in addition to growing its chemical business lines.

Existing Plant (Fujian)

The Company’s 291,000 square-foot manufacturing facility was originally erected in 1995 with a core focus on developing and manufacturing high-quality specialty chemical products from renewable resources. This ISO9001-certified plant is located in Fuzhou City’s technology and industrial zone in the Fujian Province of China (“Fujian Plant”). The Company is currently in the process of expanding the capacity of the Fujian Plant, and expects to complete the expansion within six months.

The Company anticipates that expansion of this plant will be completed with minimal disruption to current infrastructure and production schedules.

Existing Production:

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Annualized Capacity - biodiesel fuel: 4,800 tons or approximately 1.44 million gallons

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Annualized Capacity – specialty chemicals: 15,000 tons

The Fujian Plant Expansion:

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Approximately $500,000 will be invested by the Company to build and install a new diesel platform next to the existing reactor. A portion of the budgeted $500,000 has already been committed and spent to date.

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Engineering effort is primarily focused on increasing biodiesel and hot-melt adhesive production yields while maintaining the current quality standards

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Biodiesel annualized capacity will double in size to approximately 10,000 tons or approximately 3.0 million gallons

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Production will maintain current yields while new equipment is installed, minimizing production downtime and lost sales

•

The expansion project has already begun and is expected to be completed within six months

Sales and Marketing

Chemicals

To date, the Company has developed relationships with current and future potential customers primarily through its participation and use of seminars, industry conferences, websites and direct sales calls.  The Company will continue to build on its success by expanding its sales force in China and increasingly focus on international markets.  As its business expands, the Company intends to develop several sales channels – direct sales, industry-specific manufacturer representatives and international strategic partnerships.  The Company’s sales strategy is designed to capitalize on its reputation, current industry trends and new market segments that have shown the most promise.

Biodiesel Fuels

The Company currently plans on concentrating its sales efforts on the domestic Chinese market, as demand is expected to increase steadily over the next decade; however, as the business expands, the Company will evaluate global biodiesel prices for opportunities abroad, depending upon shipping and export costs, as biodiesel can sell for up to 50% to 100% more at the wholesale level overseas in comparison to China. While the Company does not plan to rely on its ability to export biodiesel fuel for its main growth, it does view the export opportunity as a significant potential enhancement to its business plan, especially given the higher prices that biodiesel fuel can be sold at markets abroad. The Company is currently studying its biodiesel export options, and plans to be poised to capitalize on this market opportunity as the situation arises.

The Company believes that manufacturing and feedstock cost differences create opportunities for import/export markets and cross-border investments.  Such activities could substantially lower the cost and increase supplies to European and American regions.  A number of documents published by the International Energy Agency (IEA) discuss the development of international markets for biofuels, as there are fairly wide ranges of feedstock availability and production costs among countries and regions.

Intellectual Property

On November 9, 2005, CCER through its wholly-owned subsidiary, Fujian Zhongde, filed an application (Application No. 200510019790.9) with the State Intellectual Property Office of The People’s Republic of China (SIPO) for its process to produce biodiesel fuel from monomer acid. On November 14, 2005, SIPO accepted CCER’s application.

On January 20, 2006, CCER received preliminary patent approval from SIPO for its proprietary biodiesel production method.

CCER also owns a patent for Multi-purpose Polyamide Hot Melt Adhesive and its Production Method, China Patent Registration Number ZL00132072.6 and International Patent Category #C09J177/00. The patent is valid for twenty years, from December 12, 2000 to December 11, 2020. CCER acquired the patent on September 26, 2005 from Tai-ming Ou (Chief Executive Officer of the Company), who had acquired it on August 29, 2005 from the patent owner and inventor, Mr. Zi-cai Liang.

In addition, the Company owns the rights to technologies developed jointly with various universities and research centers.   The Company developed technologies for the production of dimer acid and polyamide resin with the Shanghai Food Science Researching Academy, the ownership of which technologies was transferred to the Company by Contracts dated January 3, 1998 and May 5, 1999, respectively.  The Company developed its proprietary technology for the production of plastic printing ink jointly with the Fujian Chemical Technology Researching Center and ownership of the resultant technology was transferred to the Company by Contract dated March 8, 2000.

Customers

Biodiesel Fuels

The Company currently sells biodiesel fuel to regional distributors in China that supply retail service stations selling varying blends of biodiesel and directly to retail service stations.  Management is confident that the market for biodiesel fuels is rapidly expanding and can absorb substantial increases in product availability.  Since the Company began selling biodiesel fuel in December 2005, the Company’s best selling product has been biodiesel fuel. In fact, from January 2006 through June 2006, sales of biodiesel accounted for over 27% of the Company’s total sales for that time period.

Chemicals

The Company’s chemical products are sold to companies domestically and exported globally to companies in Europe, America, and Southeast Asia.   The Company believes that premium quality standards and low production factor costs have allowed it to undercut international competitors and gain successful entry into the global market and diversify its customer base.

For the six-month period from January 2006 through June 2006, the Company achieved consolidated revenues of $6,112,740. During the same time period, the Company’s top ten customers – ranked by the sales amount sold to each customer – contributed $3,848,581 in revenues. The following table depicts the top ten customers for the six-month period from January 2006 through June 2006.

	Name of Customer	Products Sold	Sales for the Period by Customer	% of Sales for the Period
1	Fuqing Zhongdong Filling Station	Biodiesel	$841,516	13.8%
2	Fuqing Risheng Filling Station	Biodiesel	$814,431	13.3%
3	HBG Expore Corporation	Specialty Chemicals	$526,262	8.6%
4	Sanwa Chemicals Pte Ltd. (a subsidiary of Air Products & Chemicals Inc.)	Specialty Chemicals	$387,879	6.4%
5	Micro Ink Ltd	Specialty Chemicals	$275,254	4.5%
6	Tianjin Subbranch Fuqing Zhongde Chemical, Ltd.	Specialty Chemicals	$270,309	4.4%
7	Urumchi Xinderui Chemical, Ltd.	Specialty Chemicals	$218,583	3.6%
8	Fuzhou Xinqiang Trading, Ltd.	Specialty Chemicals	$197,731	3.2%
9	Cangnan Qianku Sanlian Printing Ink Store	Specialty Chemicals	$160,272	2.6%
10	Amizara Agencies Co. Ltd.	Specialty Chemicals	$156,344	2.6%
Total Top Ten Customers			$3,848,581	63.0%
Total Company Results			$6,112,740	100%

During the twelve-month period from January 2005 through December 2005, the Company achieved consolidated revenues of $10,040,188. During the same time period, the Company’s top ten customers – ranked by the sales amount sold to each customer – contributed $6,026,959 in revenues. The following table depicts the top ten customers for the twelve-month period from January 2005 through December 2005.

	Name of Customer	Products Sold	Sales for the Period by Customer	% of Sales for the Period
1	Sanwa Chemicals Pte, Ltd. (a Subsidiary of Air Products & Chemicals Inc.)	Chemical	$1,846,156	18.4%
2	Micro Ink, Ltd.	Chemical	$848,672	8.5%
3	HBG Export Co., Ltd.	Chemical	$761,526	7.6%
4	Huiyang Dachang Industrial, Ltd.	Chemical	$591,907	5.9%
5	Shanghai Jinyi Printing, Ltd.	Chemical	$551,106	5.5%
6	Fujian Fuqing Melida Chemical, Ltd.	Chemical	$333,414	3.3%
7	Tianjin Subbranch Fuqing Zhongde Chemical, Ltd.	Chemical	$309,922	3.1%
8	Fuqing Southern Color Printing, Ltd.	Chemical	$297,587	3.0%
9	Advanced Chemicals Pte, Ltd.	Chemical	$244,872	2.4%
10	Fuzhou Xinqiang Trading, Ltd.	Chemical	$241,796	2.4%
Total Top Ten Customers			$6,026,959	63.0%
Total Company Results			$10,040,188	100%

Regulation

The Company is subject to environmental regulation by both the PRC central government and by local government agencies.  Since its inception, the Company has been in compliance with applicable regulations.

Under the State Environmental Protection Administration of China’s regulations, all chemical and biodiesel manufacturing facilities are required to obtain a Discharge Permit and a Safe Production Permit. The Company has both of these permits. The permits are valid for a period of three years and will be renewed for additional periods of three years each.  In order to renew the Safe Production Permit, the subject facility must not have had any accidents during the previous three years.  In addition, the local environmental protection administration inspects waste-water, gas and solid waste discharges and issues an examination report each calendar quarter.  In order to renew the Discharge Permit, the subject facility must have consistently passed the local government inspections for the prior three years.

In addition, the Company expects the PRC government to release an official standard for biodiesel fuels within one year; the Company will seek to qualify its products for the Biodiesel Standard when it is released. The Company believes that it is well positioned to qualify due to its early production prove-out of biodiesel as well as its longstanding history of being in operation since 1995 as a going-concern entity, among other things.

Government Programs and Awards

Regional and local governments sponsor a variety of programs for which the Company’s products qualify.  In 2005, the Company was awarded a total of $43,500 by the Fuzhou City Science & Technology Bureau:  $12,500 for production of iso-stearic acid from monomer, $18,500 for Multi-Purpose polyamide hot-melt adhesive production and $12,500 for research & development of high-adhesion polyamide resin.

In 2006, the Company won several awards for its products from the Fuqing City Economic & Trade Development Committee, including a total of $2,250 in outstanding product awards for its alcohol-soluble polyamide resin and a $4,292 award for increases in export volume and foreign exchange income.  In addition, the Company received $625 for a quality product award from the Quality & Technology Supervision Bureau of Fuzhou City Government.

Legal Proceedings

CCER is not aware of any significant pending legal proceedings against it.

Property

CCER’s headquarters are currently located in approximately 573 square meters of office space at Fulong Industry Zone, Longtian Town, Fuqing City, Fujian, China 330315.

CCER owns a 291,000 square-foot manufacturing facility located at the same location. Over the next six months, CCER plans to spend up to $500,000 in order to build and install a new biodiesel platform at this facility in order to increase biodiesel and hot melt adhesive yields. CCER will finance this expansion through a combination of proceeds from the Private Placement and current working capital. In the opinion of CCER’s management, this facility is adequately covered by insurance.

In China, the ownership of land belongs to the PRC government, and private entities and individuals can only acquire land use rights for a certain period of time. The Company’s land use rights for its facility started on June 1, 1998 and expire on May 31, 2047.

Assuming that CCER’s business continues to grow in accordance with expectations, CCER would like to build additional facilities in (i) Jiangyin, a newly developed chemical industry zone near the harbor in the Fujian Province (approximately 15 kilometers from the Company’s existing plant to obtain synergies, greater efficiency and cost effectiveness) and (ii) in Hebei and/or Xinjiang Provinces., each of which will be primarily focused on the production of biodiesel fuel and related co-product chemicals such as asphaltum and biodiesel tars.

Employees

CCER has 132 employees, 131 of which are full time employees. To the best of its knowledge, CCER is compliant with local prevailing wage, contractor licensing and insurance regulations, and has good relations with its employees.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements.  To the extent that any statements made in this Report contain information that is not historical, these statements are essentially forward-looking.  Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “may,” “anticipates,” believes,” “should,” “intends,” “estimates,” and other words of similar meaning.  These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements.  Such risks and uncertainties are outlined in “Risk Factors” and include, without limitation, the Company’s ability to raise additional capital to finance the Company’s activities; the effectiveness, profitability, and the marketability of its products; legal and regulatory risks associated with the Share Exchange; the future trading of the common stock of the Company; the ability of the Company to operate as a public company; the period of time for which the proceeds of the Private Placement will enable the Company to fund its operations; the Company’s ability to protect its proprietary information; general economic and business conditions; the volatility of the Company’s operating results and financial condition; the Company’s ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed from time to time in the Company’s filings with the SEC, or otherwise.

Information regarding market and industry statistics contained in this Report is included based on information available to the Company that it believes is accurate.  It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis.  The Company has not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Report.  Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.  The Company does not undertake any obligation to publicly update any forward-looking statements.  As a result, investors should not place undue reliance on these forward-looking statements.

Management’s Discussion and Analysis or Plan of Operations

All references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Share Exchange refer to CCER, and references to the “Company,” “we,” “our” and “us” for periods subsequent to the closing of the Share Exchange refer to the Registrant and its subsidiaries.

The following discussion highlights the principal factors that have affected our financial condition and results of operations as well as our liquidity and capital resources for the periods described.  This discussion contains forward-looking statements.  Please see “Special cautionary statement concerning forward-looking statements” and “Risk factors” for a discussion of the uncertainties, risks and assumptions associated with these forward-looking statements.  The operating results for the periods presented were not significantly affected by inflation.

Company Overview

The Registrant was originally incorporated in Delaware under the name “Hurley Exploration Inc.” on November 12, 2004 with a principal business objective to conducting mineral exploration activities. On October 13, 2006, in anticipation of the Share Exchange with CCER, the Registrant abandoned this enterprise and changed its name to China Clean Energy Inc. On October 24, 2005, the Registrant acquired CCER pursuant to the terms of the Exchange Agreement. This transaction was accounted for as a reverse merger (recapitalization) with CCER deemed to be the accounting acquirer, and us as the legal acquirer. Accordingly, the historical financial information presented in future financial statements will be that of CCER as adjusted to give effect to any difference in the par value of the Registrant and CCER’s stock with an offset to capital in excess of par value. The basis of the assets, liabilities and retained earnings of CCER, the accounting acquirer, have been carried over in the recapitalization. Upon the closing of this transaction, the Registrant became a Chinese renewable resource-based biodiesel and specialty chemicals manufacturer and distributor.

CCER was incorporated in the British Virgin Islands on February 13, 2006 for the sole purpose of holding a 100% interest in Fujian Zhongde Technology Co., Ltd. (“Fujian Zhongde”). As such, CCER does not conduct any substantive operations of its own, but rather conducts its primary business operations through Fujian Zhongde, a Chinese company that was incorporated in the Province of Fujian, China on July 10, 1995.

 Year Ended December 31, 2005 Compared to the Year Ended December 31, 2004.

Revenues. During the year ended December 31, 2005, Fujian Zhongde had revenues of $10,040,188 as compared to revenues of $6,589,909 during the year ended December 31, 2004, an increase of approximately 52%. This increase is attributable to increased sales. CCER management believes that its sales will continue to grow because CCER is strengthening its sales force, expanding its product offerings and customer base, and planning to increase production capacity at its existing plant.

Gross Profit. Cost of goods sold, which consists of direct labor, overhead and product costs, were $7,270,006 for the year ended December 31, 2005 as compared to $4,766,901 for the year ended December 31, 2004. Gross profit was $2,770,182 for the year ended December 31, 2005 as compared to $1,823,008 for the year ended December 31, 2004, representing gross margins of approximately 27.59% and 27.66%, respectively. The increase in CCER’s gross profits is attributable to increased sales. CCER management believes that this trend will continue because sales will continue to grow while gross margin will remain relatively stable at the current level.

Selling Expenses. Selling expenses which consist of advertising and promotion expenses, freight charges, exporting expenses, and wages and salaries totaled $390,259 for the year ended December 31, 2005 as compared to $319,993 for the year ended December 31, 2004, an increase of approximately 22%. This increase is primarily attributable to CCER’s expanding sales team and activities which are in turn reflected in CCER’s increased sales. CCER management believes that its selling expenses will continue to increase as sales continue to grow.

General and Administrative Expenses. General and administrative expenses totaled $433,328 for the year ended December 31, 2005, as compared to $373,970 for the year ended December 31, 2004, an increase of approximately 16%. This increase is primarily attributable to the expansion of CCER’s sales and operations.

Net Income. CCER had a net income of $1,303,352 for the year ended December 31, 2005 as compared to $773,645 for the year ended December 31, 2004. The increase in net income is attributable to increase in sales. CCER management believes that net income will increase as CCER introduces new products, increases sales and expands production capacity.

Six-Months Ended June 30, 2006 Compared to the Six-Months Ended June 30, 2005.

Revenues. During the six months ended June 30, 2006, CCER had revenues of $6,112,740 as compared to revenues of $5,020,094 during the six months ended June 30, 2005, an increase of approximately 22%. This increase is attributable to CCER’s increase in sales, which in turn is attributable to CCER’s expanded sales force and new products introduced.

Gross Profit. Cost of goods sold, which consist of direct labor, overhead and product costs, were $4,437,851 for the six months ended June 30, 2006 as compared to cost of goods sold of $3,635,003 for the six months ended June 30, 2005. CCER had a gross profit of $1,674,889 for the six months ended June 30, 2006 as compared to gross profit of $1,385,091 for the six months ended June 30, 2005, representing gross margins of approximately 27.4% and 27.6%, respectively. The increase in gross profits is attributable to increased sales.

Selling Expenses. Selling expenses which consist of advertising and promotion expenses, freight charges, exporting expenses, and wages and salaries totaled $167,656 for the six months ended June 30, 2006 as compared to selling expenses of $195,130 for the six months ended June 30, 2005, a decrease of approximately 14%. This decrease is primarily attributable to CCER’s relative expanding sales team and activities for the Chinese market, rather than foreign markets, which, in turn, are reflected in CCER’s relatively increased sales in China.

General and Administrative Expenses. General and administrative expenses totaled $464,803 for the six months ended June 30, 2006, as compared to expenses of $216,664 for the six months ended June 30, 2005, an increase of approximately 115%. This increase is primarily attributable to a more conservative bad debt policy adopted during this period.

Net Income. CCER had a net income of $655,516 for the six months ended June 30, 2006 as compared to net income of $651,676 for the six months ended June 30, 2005. This slight increase in net income is attributable to an increase in sales and partially offsetting higher bad debt provided. CCER management believes that net income will continue to increase faster as CCER introduces new products, expands production capacity and increases sales, and more efficient collection of accounts receivable.

Liquidity and Capital Resources

As of June 30, 2006 and December 31, 2005, CCER had cash and cash equivalents of $1,066,068 and $3,175,128, respectively. CCER has historically met its liquidity requirements from a variety of sources, including internally generated cash and short-term borrowings from both related parties and financial institutions.

Loans From Related Parties.  As of June 30, 2006, CCER owed a total of $66,476 to two of its affiliated companies and one director for past borrowings and trade accounts payable. These loans are unsecured, bear no interest and have no specific repayment terms, and accounts payable are also unsecured, bear no interest and have a 30-day payment terms.

Bank Loan.  On February 1, 2005, CCER entered into a loan agreement to borrow $1,239,612 from DBS Bank (Hong Kong) Limited, Shenzhen Branch, with an annual interest rate of the prime rate time 115%. The loan matures on January 31, 2007 and is secured by the assets of CCER. The total balance at June 30, 2006 of principal and accrued interest was $1,252,118. CCER plans to either repay this debt as it matures or refinance this debt on or prior to maturity if terms more favorable to the Company can be obtained.

Year Ended December 31, 2005 Compared to the Year Ended December 31, 2004.

Net Cash From Operations. CCER generated positive cash flow from operations for the years ended December 31, 2005 and 2004. Specifically, net cash derived from operating activities totaled $1,015,676 for the year ended December 31, 2005 as compared to $264,634 for the year ended December 31, 2004. The increase was primarily due to the increased net income and partially offset by increase in accounts receivable. The accounts receivable increased significantly due to an increase in sales to foreign customers that were subject to longer payment terms.

Net Cash Deriver From/Used For Investing.  Net cash used in investing activities was $687,351 for the year ended December 31, 2005 and net cash derived from investing activities for the year ended December 31, 2004 was $68,798. The cash was used for the purchase of equipment and property, and payment for one-time land levies charged by local governmental authorities, which caused an increase in investment in 2005.

Net Cash Provided By/Used in Financing Activities. Net cash provided by financing activities totaled $1,552,394 for the year ended December 31, 2005 as compared to $687,268 for the year ended December 31, 2004. The reason for this increase was due to a new share issuance for cash to finance CCER’s expansion.

Changes in Inventories. Inventories at December 31, 2005 increased to $710,030 compared to a deficit of $438,421 at December 31, 2004.  The increased amount of inventories was mainly due to increased production activities associated to increased sales.

Working Capital.   At December 31, 2005, CCER had working capital of $3,445,777, as compared to $745,778 at December 31, 2004. This increase was due primarily to an increase in cash and cash equivalents and a reduction in dividends payable.

Six-Months Ended June 30, 2006 Compared to the Year Ended December 31, 2005.

Net Cash From Operations. Net cash derived from operating activities totaled $744,886 for the six months ended June 30, 2006 as compared to $1,015,676 for the year ended December 31, 2005. This decrease was primarily due to less net income and was partly offset by a decrease in accounts receivable and accounts payable.

Net Cash From/Used For Investing. Net cash used in investing activities was $1,882,264 for the six months ended June 30, 2006 as compared to $687,351 for the year ended December 31, 2005. This decrease was the result of major expansion in purification and an upgrading project for chemical products.

Net Cash Provided By/Used in Financing Activities. Net cash used in financing activities was $971,682 for the six months ended June 30, 2006 as compared to net cash provided by financing activities of $1,552,394 for the year ended December 31, 2005. The reason for this decrease was because there were no new share issuances during this period.

Changes in Inventories. Inventory at June 30, 2006 was $213,758 as compared to $710,030 for the year ended December 31, 2005. The decreased amount of inventory was mainly due to more efficient use of inventory and lower inventory levels at the time when a major expansion in purification and chemical products upgrading project was undertaken at that period-end.

Working Capital.    As of June 30, 2006, we had working capital of $1,558,584 as compared to $3,445,777 as of December 31, 2005. This decrease was primarily due to capital expenditures used for a major expansion in purification and an upgrading project for chemical products that was undertaken at that period-end. Nevertheless, CCER management believes that CCER’s current operating activities together with the money raised from the Private Placement will enable it to meet its anticipated cash requirements for fiscal 2006.

Critical Accounting Policies and Estimates

The discussion and analysis of CCER’s financial condition presented in this section are based upon the consolidated financial statements of CCER and its subsidiaries, which have been prepared in accordance with the generally accepted accounting principles in the United States.  During the preparation of the financial statements CCER is required to make estimates and judgment that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.  On an ongoing basis, CCER evaluates its estimates and judgments, including those related to sales, returns, pricing concessions, bad debts, inventories, investments, fixed assets, intangible assets, income taxes and other contingencies. CCER bases its estimates on historical experience and on various other assumptions that it believes are reasonable under current conditions.  Actual results may differ from these estimates under different assumptions or conditions.

In response to the SEC’s Release No. 33-8040, “Cautionary Advice Regarding Disclosure About Critical Accounting Policy,” CCER identified the most critical accounting principals upon which its financial status depends.  CCER determined that those critical accounting principles are related to the use of estimates, inventory valuation, revenue recognition, income tax and impairment of intangibles and other long-lived assets. CCER presents these accounting policies in the relevant sections in this management’s discussion and analysis, including the Recently Issued Accounting Pronouncements discussed below.

Revenue Recognition. CCER recognizes sales when the revenue is realized or realizable, and has been earned, in accordance with SEC Staff Accounting Bulletin No. 104, “Revenue Recognition in Financial Statements”. CCER’s sales are related to sales of product. Revenue for product sales is recognized as risk and title to the product transfer to the customer, which usually occurs at the time shipment is made. Substantially all of CCER’s products are sold FOB (“free on board”) shipping point. Title to the product passes when the product is delivered to the freight carrier.

Sales revenue represents the invoiced value of goods, net of a value-added tax (VAT).  All of CCER’s products that are sold in the China are subject to a Chinese value-added tax at a rate of 17% of the gross sales price or at a rate approved by the Chinese local government.  This VAT may be offset by VAT paid by CCER on raw materials and other materials included in the cost of producing their finished product.

Accounts Receivable, Trade and Allowance for Doubtful Accounts. CCER’s business operations are conducted in the People's Republic of China. During the normal course of business, CCER extends unsecured credit to its customers.  Accounts receivable, trade outstanding at December 30, 2005 and 2004 amounted to $1,708,224 and $731,053, respectively.  Management reviews accounts receivable on a regular basis to determine if the allowance for doubtful accounts is adequate.  An estimate for doubtful accounts is recorded when collection of the full amount is no longer probable.  CCER recorded a reserve for allowance for doubtful accounts of approximately 10% of trade accounts receivable in 2004 and 2005.  As of December 31, 2005 and 2004, allowances for doubtful accounts were $170,882 and $73,105, respectively. Starting June 2006, to improve collection efficiency and to effectively measure collection performance, CCER changed its provision policy to the specific identification method, which has caused the bad debt provided for as of June 30, 2006 to increase to $209,314. After this policy was implemented, many overdue accounts were successfully collected and CCER expects that the allowance will be reduced significantly in coming months.

Inventories. Inventories are stated at the lower of cost or market using the weighted average method. CCER reviews its inventory on a regular basis for possible obsolete goods or to determine if any reserves are necessary for potential obsolescence.  As of December 31, 2005 and 2004, the Company has determined that no reserves are necessary.

Patent Expense. CCER capitalizes all direct incremental costs associated with initial patent filing  costs  and  amortizes the cost over the estimated remaining life of such patent.  Patents are reviewed regularly and the remaining carrying amount of any patents  deemed  not  commercial  or  cost  effective  are  written  off.

Off-Balance Sheet Arrangements. CCER has not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. CCER has not entered into any derivative contracts that are indexed to CCER’s shares and classified as shareholder’s equity or that are not reflected in CCER’s financial statements. Furthermore, CCER does not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. CCER does not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to the Company or engages in leasing, hedging or research and development services with CCER.

Inflation. CCER believes that inflation has not had a material effect on its operations to date.

Income Taxes. CCER has adopted Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (SFAS 109).  SFAS 109 requires the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between income tax basis and financial reporting basis of assets and liabilities.  Provision for income taxes consist of taxes currently due plus deferred taxes. Since CCER had no operations within the United States there is no provision for US income taxes and there are no deferred tax amounts at December 31, 2005 and 2004. The charge for taxation is based on the results for the year as adjusted for items, which are non-assessable or disallowed.  It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

    Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit.  In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probably that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled.  Deferred tax is charged or credited in the income statement, except when it related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets and liabilities are offset when they related to income taxes levied by the same taxation authority and the Company intends to settle current tax assets and liabilities on a net basis.

CCER’s subsidiary, Fujian Zhongde, is governed by the Income Tax Law of the People’s Republic of China (“PRC”) concerning Foreign Investment Enterprises and Foreign Enterprises and various local income tax laws (the “Income Tax Laws”).  Under the Income Tax Laws, foreign investment enterprises (“FIE”) generally are subject to an income tax at an effective rate of 33% (30% state income taxes plus 3% local income taxes) on income as reported in their statutory financial statements after appropriate tax adjustments unless the enterprise is located in specially designated regions of cities for which more favorable effective tax rates apply.

Upon approval by the PRC tax authorities, FIE’s scheduled to operate for a period of 10 years or more and engaged in manufacturing and production may by exempt from income taxes for two years,

commencing with their first profitable year of operations, after taking into account any losses brought forward from prior years, and thereafter with a 50% exemption for the next three years.

As Fujian Zhongde became a FIE starting February 20, 2006 when it merged with CCER, it will receive the above described FIE tax benefit upon approval from the PRC. If the PRC’s approval is obtained, there will be no provision for income taxes because of the income tax exemption until Fujian Zhongde’s first profitable year of operations, after taking into account any losses brought forward from prior years, and thereafter with a 50% exemption for the next three years.

Value Added Tax (VAT). Enterprises or individuals who sell commodities, engage in repair and maintenance or import and export goods in the PRC are subject to a value added tax in accordance with Chinese laws.  The value added tax standard rate is 17% of the gross sales price.  A credit is available whereby VAT paid on the purchases of semi-finished products or raw materials used in the production of CCER’s finished products can be used to offset the VAT due on sales of the finished product.

Fujian Zhongde will get a 13% refund on the VAT amount paid for the first five years of the operations.

Recently Issued Accounting Pronouncements

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4.  This statement amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB No. 43, Chapter 4, previously stated that “...under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges...” SFAS No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.”  In addition, this requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities.

The provisions of SFAS 151 shall be applied prospectively and are effective for inventory costs incurred during fiscal years beginning after June 15, 2005, with earlier application permitted for inventory costs incurred during fiscal years beginning after the date this Statement was issued. The Company’s adoption of SFAS No. 151 is not currently expected to have a material impact on the Company’s financial position or results of operations.

In December 2004, the FASB issued SFAS No. 123(R) (revised 2004), “Share-Based Payment”, which amends FASB Statement No. 123 and will be effective for public companies for interim or annual periods beginning after June 15, 2005.  The revised standard requires, among other things that compensation cost for employee stock options be measured at fair value on the grant date and charged to expense over the employee's requisite service period for the option. Due to the absence of observable market prices for employee stock options, the standard indicates that the fair value of most stock options will be determined using an option-pricing model.  The Company’s adoption of SFAS No. 123(R) is not currently expected to have a material impact on the Company’s financial position or results of operations.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29.  The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of assets exchanged.  The guidance in that Opinion, however, included certain exceptions to that principle.

This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets that do not have commercial substance.  A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.  SFAS No. 153 is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005.  The Company’s adoption of SFAS No. 153 is not expected to have a material impact on the Company’s financial position or results of operations.

In March 2005, the FASB published FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations,” which clarifies that the term, conditional asset retirement obligations, as used in SFAS No. 143, “Accounting for Asset Retirement Obligations,” refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity.  The uncertainty about the timing and (or) method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists.  The interpretation also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation.  This interpretation is effective no later than the end of the Company’s fiscal 2006.  The adoption of this Interpretation is not expected to have a material effect on the Company’s financial position or results of operations.

In June 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” ("SFAS No. 154").  SFAS No. 154 replaces APB No. 20 (“APB 20”) and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements,” and applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle.  APB 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of change a cumulative effect of changing to the new accounting principle whereas SFAS No. 154 requires retrospective application to prior periods' financial statements of a voluntary change in accounting principle, unless it is impracticable.  SFAS No. 154 enhances the consistency of financial information between periods.  SFAS No. 154 will be effective beginning with the Company's first quarter of fiscal year 2006.  The Company does not expect that the adoption of SFAS No. 154 will have a material impact on its results of operations, financial position or cash flows.

In June 2005, the EITF reached a consensus on Issue No. 05-06, “Determining the Amortization Period for Leasehold Improvements" (EITF 05-06).  EITF 05-06 provides guidance for determining the amortization period used for leasehold improvements acquired in a business combination or purchased after the inception of a lease, collectively referred to as subsequently acquire leasehold improvements).  EITF 05-06 provides that the amortization period used for the subsequently acquired leasehold improvements to be the lesser of (a) the subsequently acquired leasehold improvements' useful lives, or (b) a period that reflects renewals that are reasonably assured upon the acquisition or the purchase.  EITF 05-06 is effective on a prospective basis for subsequently acquired leasehold improvements purchased or acquired in periods beginning after the date of the FASB’s ratification, which was on June 29, 2005.  The Company does not anticipate that EITF 05-06 will have a material impact on its results of operations.

In July 2005, the Financial Accounting Standards Board (FASB) issued an Exposure Draft of a proposed Interpretation “Accounting for Uncertain Tax Positions—an interpretation of FASB Statement No. 109.”  Under the proposed Interpretation, a company would recognize in its financial statements its best estimate of the benefit of a tax position, only if the tax position is considered probable of being sustained on audit based solely on the technical merits of the tax position.  In evaluating whether the probable recognition threshold has been met, the proposed Interpretation would require the presumption that the tax position will be evaluated during an audit by taxing authorities.  The proposed Interpretation would be effective as of the end of the first fiscal year ending after December 15, 2005, with a cumulative effect of a change in accounting principle to be recorded upon the initial adoption.  The proposed Interpretation would apply to all tax positions and only benefits from tax positions that meet the probable recognition threshold at or after the effective date would be recognized.  The Company is currently analyzing the proposed Interpretation and has not determined its potential impact on its Consolidated Financial Statements.  While the Company cannot predict with certainty the rules in the final Interpretation, there is risk that the final Interpretation could result in a cumulative effect charge to earnings upon adoption, increases in future effective tax rates, and/or increases in future interperiod effective tax rate volatility.

In October 2005, FASB Staff Position (FSB) FAS 13-1, “Accounting for Rental Costs Incurred during a Construction Period” was issued.  This FSP concluded that rental costs associated with ground or building operating leases that are incurred during a construction period be expensed.  The guidance in the FSP is required to be applied to the first reporting period beginning after June 30, 2005.  The adoption of this pronouncement is not expected to have a material impact on the Company’s financial position or results of operations.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments” (“FAS 155"), which amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“FAS 133”) and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities” (“FAS 140”).  FAS 155 provides guidance to simplify the accounting for certain hybrid instruments by permitting fair value remeasurement for any hybrid financial instrument that contains an embedded derivative, as well as, clarifies that beneficial interests in securitized financial assets are subject to FAS 133.  In addition, FAS 155 eliminates a restriction on the passive derivative instruments that a qualifying special-purpose entity may hold under FAS 140.  FAS 155 is effective for all financial instruments acquired, issued or subject to a new basis occurring after the beginning of an entity’s first fiscal year that begins after September 15, 2006.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets" (“FAS 156”), which amends SFAS No. 140.  FAS 156 specifically provides guidance addressing the recognition and measurement of separately recognized servicing assets and liabilities, common with mortgage securitization activities, and provides an approach to simplify efforts to obtain hedge accounting treatment.  FAS 156 is effective for all separately recognized servicing assets and liabilities acquired or issued after the beginning of an entity’s fiscal year that begins after September 15, 2006, with early adoption being permitted.

 In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109” (“FIN 48”).  FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with FAS 109, “Accounting for Income Taxes”.  FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.  The requirements of FIN 48 are effective for our fiscal year beginning January 1, 2007.

Cautionary Factors That May Affect Future Results

This Current Report on Form 8-K and other written reports and oral statements made from time to time by the Company may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties.  One can identify these forward-looking statements by their use of words such as “expects,” “plans,” “will,” “estimates,” “forecasts,” “projects” and other words of similar meaning.  One can identify them by the fact that they do not relate strictly to historical or current facts.  These statements are likely to address the Company’s growth strategy, financial results and product and development programs.  One must carefully consider any such statement and should understand that many factors could cause actual results to differ from the Company’s forward-looking statements.  These factors include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not.  No forward-looking statement can be guaranteed and actual future results may vary materially.

The Company does not assume the obligation to update any forward-looking statement.  One should carefully evaluate such statements in light of factors described in the Company’s filings with the SEC, especially on Forms 10-KSB, 10-QSB and 8-K.  In various filings the Company has identified important factors that could cause actual results to differ from expected or historic results.  One should understand that it is not possible to predict or identify all such factors.  Consequently, the reader should not consider any such list to be a complete list of all potential risks or uncertainties.

Risk Factors

Investing in the Company’s common stock involves a high degree of risk.  Prospective investors should carefully consider the risks described below, together with all of the other information included or referred to in this Current Report on Form 8-K, before purchasing shares of the Company’s common stock.  There are numerous and varied risks, known and unknown, that may prevent the Registrant from achieving its goals.  The risks described below are not the only ones the Company will face.  If any of these risks actually occurs, the Company’s business, financial condition or results of operation may be materially adversely affected.  In such case, the trading price of the Registrant’s common stock could decline and investors in the Company’s common stock could lose all or part of their investment.  The risks and uncertainties described below are not exclusive and are intended to reflect the material risks that are specific to the Company, material risks related to the Company’s industry and material risks related to companies that undertake a public offering or seek to maintain a class of securities that is registered or traded on any exchange or over-the-counter market.

The Company’s future revenues will be derived from expanding its chemicals operations and engineering, building and operating biodiesel refineries.  There are numerous risks, known and unknown, that may prevent the Company from achieving its goals including, but not limited to, those described below.  Additional unknown risks may also impair the Company’s financial performance and business operations. The Company’s business, financial condition and/or results of operations may be materially adversely affected by the nature and impact of these risks.  In such case, the market value of the Company’s securities could be detrimentally affected, and investors may lose part or all of their investment.  Please refer to the information contained under “Business” in this report for further details pertaining to the Company’s business and financial condition.

Risks Related To Our Company

The Company is in a development stage with a limited operating history, which makes it difficult to evaluate its business.

The Company is currently in a development stage and to date has only one manufacturing facility. The Company’s limited operating history makes it difficult for potential investors to evaluate the Company’s business.  Therefore, the Company’s proposed operations are subject to all of the risks inherent in the initial expenses, challenges, complications and delays frequently encountered in connection with the formation of any new business, as well as those risks that are specific to the biodiesel industry in general.  Investors should evaluate the Company in light of the problems and uncertainties frequently encountered by companies attempting to develop markets for new products, services, and technologies.  Despite best efforts, the Company may never overcome these obstacles to financial success.

The Company’s business is speculative and dependent upon the implementation of its business plan, as well as the Company’s ability to enter into agreements with third parties for the provision of necessary feedstock sources and the sale and distribution of our biodiesel fuel on terms that will be commercially viable for the Company. There can be no assurance that the Company’s efforts will be successful or result in revenue or profit.  There is no assurance that the Company will earn significant revenues or that investors will not lose their entire investment.

Unanticipated problems in the Company’s engineering and construction operations may harm the Company’s business and viability.

The Company’s future cash flow depends on its ability to timely design, construct and complete its two planned biodiesel refineries.  If the Company’s engineering and construction operations are disrupted and/or the economic integrity of these projects is threatened for unexpected reasons (including, but not limited to, technical difficulties, poor weather conditions, and business interruptions due to terrorism or otherwise), the Company’s business may experience a substantial setback.  Because the Company is at the planning stage of constructing a new facility, it is particularly vulnerable to events such as these.  Prolonged problems may threaten the commercial viability of construction of the Company’s planned facilities.  Moreover, the occurrence of significant unforeseen conditions or events in connection with construction of the Company’s planned facilities may require the Company to reexamine its business model.  Any change to the Company’s business model may adversely affect its business.

If the Company does not obtain financing when needed, its business will fail.

As of September 30, 2006, the Company had cash and cash equivalents on hand in the amount of approximately $1,789,003.   The Company predicts that it will need approximately $15,000,000 to meet its capital expenditure needs over the next two years.  The Company currently does not have any arrangements for additional financing and it may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the market prices for the Company’s products, production costs, the availability of credit, prevailing interest rates and the market prices for the Company’s common stock.

The Company’s ability to operate at a profit is partially dependent on market prices for biodiesel fuels.  If biodiesel prices drop too far, the Company will be unable to maintain profitability.

The Company’s results of operations and financial condition will be affected by the selling prices for biodiesel and the chemical by-products from biodiesel fuel production. Prices are subject to and determined by market forces over which the Company has no control. The Company’s revenues will be heavily dependent on the market prices for biodiesel fuels and chemical products.

The Company’s reliance upon third parties for feedstock supply may hinder its ability to be profitable.

In addition to being dependent upon the availability and price of feedstock supply, the Company will be dependent on relationships with third parties, including feedstock suppliers. The Company has agreements with nine major feedstock suppliers.  These suppliers currently provide approximately 92% of the Company’s feedstock.  Should any of these suppliers terminate their supply relationships with the Company, sell to other buyers, or enter into the biodiesel manufacturing business in competition with the

Company, the Company may be unable to procure sufficient amounts of feedstock and its profitability may be limited.  In addition, the Company’s suppliers may not perform their obligations as agreed, and the Company may be unable to specifically enforce its agreements.  Competition for raw soy oil, animal fats and other feedstock may result in higher prices and lower profit margins from the sale of the Company’s products. If the Company is unable to obtain adequate quantities of feedstock at economically viable prices, the Company’s business could be unprofitable and investors may lose their entire investment in the Company.

A large portion of the Company’s sales is concentrated in a few major customers; loss of any of  those customers would have a material adverse impact on the Company’s revenues.

The Company’s five largest customers accounted for approximately 45% of the Company’s sales in 2005 and 46.55% of sales for the first six months of 2006.  The Company’s largest customer accounted for 18% of sales in 2005 and the Company’s two largest customers accounted each for over 13% of sales or the first six months of 2006.  If not replaced, loss of any of these customers could significantly reduce the Company’s revenues and adversely affect the value of your investment.

The Company will be dependent on others for sales of its products, which may place the Company at a competitive disadvantage and reduce profitability.

The Company only has a small sales force of its own to market its biodiesel fuels and chemical products. As such, the Company expects to contract with third parties to market and distribute its biodiesel fuels and chemical products. The Company has no definitive agreement at this time. As a result, the Company will be somewhat dependent on whomever it contracts with to market its biodiesel fuels and chemical products.  There is no assurance that the Company will be able to enter into contracts with any biodiesel fuel or chemical products brokers or distributors on acceptable terms.  If any of the Company’s distributors breach their contract or do not have the ability, for financial or other reasons, to market all of the biodiesel products the Company produces, the Company will not have any other readily available means to sell its products. The Company’s lack of a sufficient sales force and reliance on third parties to sell and market its products may place the Company at a competitive disadvantage. The Company’s failure to sell all of its biodiesel fuels and chemical products may result in less income from sales.

The success of the Company’s business depends upon the continuing contributions of its Chief Executive Officer and other key personnel and its ability to attract other employees to expand the business, whereas the loss of key individuals or the Company’s inability to attract new employees could have a negative impact on the Company’s business.

The Company relies heavily on the services of Tai-ming Ou, the Chief Executive Officer, as well as several other senior management personnel.  Loss of the services of any of such individuals would adversely impact other Company’s operations.  In addition, the Company believes that its technical personnel represent a significant asset and provide the Company with a competitive advantage over many of the Company’s competitors.  The Company believes that its future success will depend upon its ability to retain these key employees and its ability to attract and retain other skilled financial, engineering, technical and managerial personnel.  For example, the Company presently does not have any directors or officers (other than our CFO) experienced with public company SEC reporting and financial reporting requirements and the Company will be required to engage such persons, and independent directors, in order to satisfy the initial listing standards of the major exchanges on which the Company may seek to list its common stock.  In addition, as a result of failure to engage qualified personnel the Company may be unable to meet its responsibilities as a public reporting company under the rules and regulations of the SEC.  None of the Company’s key personnel are party to any employment agreements.  The Company does not currently maintain any “key man” life insurance with respect to any of such individuals.

Future sales of the Company’s equity securities will dilute existing stockholders.

To fully execute its long-term business plan, the Company may need to raise additional equity capital in the future Such additional equity capital, when and if it is raised, would result in dilution to the Company’s existing stockholders.

The Company plans to grow very rapidly, which will place strains on management and other resources.

The Company plans to grow rapidly and significantly expand its operations. This growth will place a significant strain on management systems and resources.  The Company will not be able to implement its business strategy in a rapidly evolving market without an effective planning and management process.  The Company has a short operating history and has not implemented sophisticated managerial, operational and financial systems and controls.  The Company is required to manage multiple relationships with various strategic partners, technology licensors, users, advertisers and other third parties.  These requirements will be strained in the event of rapid growth or in the number of third party relationships, and the Company’s systems, procedures or controls may not be adequate to support the Company’s operations and management may be unable to manage growth effectively.  To manage the expected growth of the Company’s operations and personnel, the Company will be required to significantly improve or replace existing managerial, financial and operational systems, procedures and controls, and to expand, train and manage its growing employee base.  The Company will be required to expand its finance, administrative and operations staff.  The Company may be unable to complete in a timely manner the improvements to its systems, procedures and controls necessary to support future operations, management may be unable to hire, train, retain, motivate and manage required personnel and management may be unable to successfully identify, manage and exploit existing and potential market opportunities.

The Company may be subject to liabilities or claims by creditors of its predecessor corporation.

Controlling shareholders, directors, officers and creditors of the Company were not required to execute any type of release and hold harmless agreements when the Company ceased its prior operations; accordingly, there is a risk that former stockholders, directors, officers or creditors of the Company may attempt to assert claims against the Company.

Risks Related to the Biodiesel Business

The Company will be engaged in a new business focused on engineering, building and operating a biodiesel refinery and producing biodiesel fuel through the Company’s proprietary process technologies.  The business is inherently risky and it will face numerous and varied risks, both known and unknown.  Despite the knowledge and experience of the Company’s management, careful evaluation and strategic planning, the Company may not be able to overcome the risks associated with its business, which may prevent the Company from achieving its goals. Some of these risks are outlined below.

Competition from other sources of fuel may adversely affect the Company’s ability to market its biodiesel fuels.

Although the price of diesel fuel has increased over the last several years and continues to rise, petroleum-based diesel fuel prices per metric ton remain at levels equal to or below the price of biodiesel fuel. In addition, other more cost-efficient domestic alternative fuels may be developed and displace biodiesel fuels as an environmentally-friendly alternative. If diesel fuel prices do not continue to increase or a new fuel is developed to compete with biodiesel, it may be difficult to market the Company’s biodiesel fuels, which would adversely affect the Company’s revenues and results of operations.

The Company’s business is sensitive to feedstock prices which could increase production costs and decrease the Company’s revenues.

Changes in the price of feedstock can significantly affect the Company’s business. Increased biodiesel production may also lead to an increase in the price of feedstock. Rising feedstock prices may result in lower profit margins from the sale of the Company’s products.  Because there is little or no correlation between the price of feedstock and the market prices of biodiesel fuel and by-products, the Company cannot pass along increased feedstock prices to its customers. As a result, increased feedstock prices would result in decreased profits from the sale of the Company’s products.

Even with patent protection for the Company’s propriety production technologies and distribution strategies, other forces may invite more competition into the Company’s industry and eventually decrease the market prices of biodiesel fuel.

The Company’s success depends significantly upon proprietary production technologies and distribution strategies that substantially reduce the cost of producing and distributing biodiesel fuel and chemical by-products. Certain aspects of the Company’s proprietary technology are protected by issued patents.  The Company will seek to protect other aspects of its intellectual property, documentation and other written materials under trade secret, patent and copyright laws, but these laws afford only limited protection.  The Company anticipates that patents will become a significant part of its intellectual property in the foreseeable future.  The Company also generally enters into confidentiality or license agreements with its employees and consultants, and generally control access to and distribution of its documentation and other proprietary information.  If the Company is unable to patent its intellectual property and other companies are able to duplicate the Company’s production technologies, that could lead to lower prices for the Company’s products, resulting in lower profit margins.

Our business could be significantly impacted by changes in government regulations over energy policy.

The Company is subject to direct regulation by the PRC government, other than regulations applicable to businesses generally, and there are currently laws or regulations directly applicable to the Company’s industry.  It is possible that a number of laws or regulations may be adopted with respect to alternative fuels relating to such issues as taxation, pricing, quality of products and services and intellectual property ownership. The adoption of any such laws or regulations may decrease the growth in the use of the alternative fuels, which could in turn decrease the demand for the Company’s products, increase the cost of doing business or otherwise have a material adverse effect on the Company’s business, results of operations and financial condition.

Risks Related to Doing Business in the PRC

The Company faces the risk that changes in the policies of the PRC government could have a significant impact upon the business the Company may be able to conduct in the PRC and the profitability of such business.

The PRC’s economy is in a transition from a planned economy to a market oriented economy subject to five-year and annual plans adopted by the government that set national economic development goals. Policies of the PRC government can have significant effects on the economic conditions of the

PRC. The PRC government has confirmed that economic development will follow the model of a market economy. Under this direction, the Company believes that the PRC will continue to strengthen its economic and trading relationships with foreign countries and business development in the PRC will follow market forces. While the Company believes that this trend will continue, there can be no assurance that this will be the case.  A change in policies by the PRC government could adversely affect the Company’s interests by, among other factors: changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, imports or sources of supplies, or the expropriation or nationalization of private enterprises. Although the PRC government has been pursuing economic reform policies for more than two decades, there is no assurance that the government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting the PRC's political, economic and social life.

The PRC laws and regulations governing the Company’s current business operations are sometimes vague and uncertain. Any changes in such PRC laws and regulations may have a material and adverse effect on the Company’s business.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including but not limited to the laws and regulations governing the Company’s business, or the enforcement and performance of the Company’s arrangements with customers in the event of the imposition of statutory liens, death, bankruptcy and criminal proceedings. The Company and any future subsidiaries are considered foreign persons or foreign funded enterprises under PRC laws, and as a result, the Company is required to comply with PRC laws and regulations. These laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. The Company cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on the Company’s businesses.

A slowdown or other adverse developments in the PRC economy may materially and adversely affect the Company’s customers, demand for the Company’s products and the Company’s business.

Much of the Company’s operations are conducted in the PRC and much of its revenue is generated from sales in the PRC. Although the PRC economy has grown significantly in recent years, the Company cannot assure investors that such growth will continue. The renewable energy industry in the PRC is relatively new and growing, but the Company does not know how sensitive it is to a slowdown in economic growth or other adverse changes in the PRC economy that may affect demand for biodiesel and chemical products. A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in the PRC could materially reduce the demand for our products and materially and adversely affect the Company’s business.

Inflation in the PRC could negatively affect our profitability and growth.

While the PRC economy has experienced rapid growth, such growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for the Company’s products rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on profitability. In order to control inflation in the past, the PRC government has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. Such an austere policy can lead to a slowing of economic growth. In October 2004, the People’s Bank of China, the PRC’s central bank, raised interest rates for the first time in nearly a decade and indicated in a statement that the measure was prompted by inflationary concerns in the Chinese economy. Repeated rises in interest rates by the central bank would likely slow economic activity in China which could, in turn, materially increase the Company’s costs and also reduce demand for the Company’s products.

Governmental control of currency conversion may affect the value of an investment in the Company.

The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of the PRC. The Company receives substantially all of its revenues in Renminbi, which is currently not a freely convertible currency. Shortages in the availability of foreign currency may restrict the Company’s ability to remit sufficient foreign currency to pay dividends, or otherwise satisfy foreign currency dominated obligations.  Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from the transaction, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies.

The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents the Company from obtaining sufficient foreign currency to satisfy its currency demands, the Company may not be able to pay certain of its expenses as they come due.

The fluctuation of the Renminbi may materially and adversely affect investments in the Company.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions. As the Company relies principally on revenues earned in the PRC, any significant revaluation of the Renminbi may materially and adversely affect the Company’s cash flows, revenues and financial condition. For example, to the extent that the Company needs to convert U.S. dollars it receives from an offering of its securities into Renminbi for the Company’s operations, appreciation of the Renminbi against the U.S. dollar could have a material adverse effect on the Company’s business, financial condition and results of operations. Conversely, if the Company decides to convert its Renminbi into U.S. dollars for the purpose of making payments for dividends on its common stock or for other business purposes and the U.S. dollar appreciates against the Renminbi, the U.S. dollar equivalent of the Renminbi that the Company converts would be reduced. In addition, the depreciation of significant U.S. dollar denominated assets could result in a charge to the Company’s income statement and a reduction in the value of these assets.

On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an approximately 3.2% appreciation of the Renminbi against the U.S. dollar as of May 15, 2006. While the international reaction to the Renminbi revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the Renminbi against the U.S. dollar.

Recent PRC State Administration of Foreign Exchange (“SAFE”) Regulations regarding offshore financing activities by PRC residents have undergone a number of changes that may increase the administrative burden the Company faces. The failure by the Company’s stockholders who are PRC residents to make any required applications and filings pursuant to such regulations may prevent the

Company from being able to distribute profits and could expose the Company and its PRC resident stockholders to liability under PRC law.

SAFE issued a public notice (the “October Notice”) effective November 1, 2005, which requires registration with SAFE by the PRC resident stockholders of any foreign holding company of a PRC entity.  Without registration, the PRC entity cannot remit any of its profits out of the PRC as dividends or otherwise; however, it is uncertain how the October Notice will be interpreted or implemented regarding specific documentation requirements for a foreign holding company formed prior to the effective date of the October Notice, such as in the Company’s case. While the Company’s PRC counsel advised it that only the PRC resident stockholders who receive the ownership of the foreign holding company in exchange for ownership in the PRC operating company are subject to the October Notice, there can be no assurance that SAFE will not require the Company’s other PRC resident stockholders to make disclosure. In addition, the October Notice requires that any monies remitted to PRC residents outside of the PRC be returned within 180 days; however, there is no indication of what the penalty will be for failure to comply or if stockholder non-compliance will be considered to be a violation of the October Notice by the Company or otherwise affect the Company.

In the event that the proper procedures are not followed under the SAFE October Notice, the Company could lose the ability to remit monies outside of the PRC and would therefore be unable to pay dividends or make other distributions. The Company’s PRC resident stockholders could be subject to fines, other sanctions and even criminal liabilities under the PRC Foreign Exchange Administrative Regulations promulgated January 29, 1996, as amended.

The Company’s current tax status is uncertain.

The Company has, in the past, received favorable tax treatment from the Fuqing City Municipal government and has paid only nominal amounts of income tax at the central, provincial and municipal levels.  Pursuant to the relevant laws and regulations in the PRC, Fujian Zhongde, as a wholly foreign owned enterprise (“WFOE”) in the PRC, is entitled to an exemption from the PRC enterprise income tax for two years commencing from its first profitable year.  Thereafter, it is entitled to 50% relief from PRC enterprise income tax for the next three years. Because Fujian Zhongde was transformed into a WFOE in February 2006, it should be entitled to be exempt from PRC enterprise income tax for two years ending February 2008 and then preferential relief of 50% of the tax rate for the following three years of its operation ending February 2011.

Such tax exemption status has not yet been formally approved by the local tax authorities. The Company is in the process of requesting a written confirmation. The Company understands from the authorities that the exact commencement date for the tax exemption period is from February 20, 2006, the date on which Fujian Zhongde was transformed into a WFOE; however, the taxes the Company has paid for the period from February 20, 2006 to the present (albeit nominal) will not be refunded.

Further, once the Company’s tax exemption as a WFOE expires, the Company does not know whether it will continue to receive the relief from taxes that it received in the past.  Finally, there can be no assurance that the central government will not audit the Company’s previous tax returns and payments and require that the Company pay additional taxes and penalties in the future that could materially and adversely affect the Company’s business and financial condition.

Any recurrence of severe acute respiratory syndrome, or SARS, or another widespread public health problem, could adversely affect the Company’s operations.

A renewed outbreak of SARS or another widespread public health problem in the PRC, such as bird flu where most of the Company’s revenue is derived, could have an adverse effect on the Company’s operations. The Company’s operations may be impacted by a number of health-related factors, including quarantines or closures of some of its offices that would adversely disrupt the Company’s operations.  Any of the foregoing events or other unforeseen consequences of public health problems could adversely affect the Company’s operations.

Because the Company’s principal assets are located outside of the United States and all of the Company’s directors and officers reside outside of the United States, it may be difficult for investors to enforce their rights based on U.S. federal securities laws against the Company and the Company’s officers and directors in the U.S. or to enforce U.S. court judgment against the Company or them in the PRC.

All of the Company’s directors and officers reside outside of the United States. In addition, Fujian Zhongde, the Company’s operating subsidiary, is located in the PRC and substantially all of its assets are located outside of the United States; it may therefore be difficult or impossible for investors in the United States to enforce their legal rights based on the civil liability provisions of the U.S. federal securities laws against the Company in the courts of either the U.S. or the PRC and, even if civil judgments are obtained in U.S. courts, to enforce such judgments in PRC courts. Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement against the Company or its officers and directors of criminal penalties, under the U.S. federal securities laws or otherwise.

The Company may have difficulty establishing adequate management, legal and financial controls in the PRC.

The PRC historically has not adopted a western style of management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems. The Company may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, the Company may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet western standards.

Risks Relating to the Share Exchange

The Company’s  executive officers beneficially own a substantial percentage of the Company’s outstanding common stock, which gives them control over certain major decisions on which the Company’s stockholders may vote, which may discourage an acquisition of the Company.

As a result of the Share Exchange, Tai-ming Ou, the Company’s CEO, beneficially owns, in the aggregate, approximately 40% of the Company’s outstanding common stock and the Company’s directors and executive officers as a group collectively own a majority of the Company’s outstanding shares.  The interests of the Company’s management may differ from the interests of other stockholders.  As a result, the Company’s executive management will have the right and ability to control virtually all corporate actions requiring stockholder approval, irrespective of how the Company’s other stockholders may vote, including the following actions:

•

Electing or defeating the election of directors;

•

Amending or preventing amendment of the Company’s Certificate of Incorporation or By-laws;

•

Effecting or preventing a merger, sale of assets or other corporate transaction; and

•

Controlling the outcome of any other matter submitted to the stockholders for vote.

The Company’s management’s stock ownership may discourage a potential acquirer from seeking to acquire shares of the Company’s common stock or otherwise attempting to obtain control of the Company, which in turn could reduce the Company’s stock price or prevent the Company’s stockholders from realizing a premium over the Company’s stock price.

As a result of the Share Exchange, the Company has become subject to the reporting requirements of U.S. federal securities laws, which can be expensive.

As a result of the Share Exchange, the Company has become a public reporting company and, accordingly, is subject to the information and reporting requirements of the Exchange Act and other federal securities laws, including compliance with the Sarbanes-Oxley Act.  The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC (including reporting of the Share Exchange) and furnishing audited reports to stockholders will cause the Company’s expenses to be higher than they would be if the Company had remained privately-held and did not consummate the Share Exchange.  In addition, the Company will incur substantial expenses in connection with the preparation of the registration statement and related documents required under the terms of certain agreements that require the Company to register certain recently issued shares of the Company’s common stock.

In addition, it may be time consuming, difficult and costly for the Company to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act.  The Company may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures.  If the Company is unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, the Company may not be able to obtain the independent accountant certifications required by the Sarbanes-Oxley Act.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies.  As a public entity, the Company expects these new rules and regulations to increase compliance costs in 2006 and beyond and to make certain activities more time consuming and costly.  As a public entity, the Company also expects that these new rules and regulations may make it more difficult and expensive for the Company to obtain director and officer liability insurance in the future and it may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for the Company to attract and retain qualified persons to serve as directors or as executive officers.

Because CCER became public by means of a share exchange, the Company may not be able to attract the attention of major brokerage firms.

There may be risks associated with CCER’s becoming public through a share exchange. Specifically, securities analysts of major brokerage firms may not provide coverage of the Company since there is no incentive to brokerage firms to recommend the purchase of the Company’s common stock.  No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on behalf of the Company.

Failure to cause a registration statement to become effective in a timely manner could materially adversely affect the Company.

The Company has agreed, at its expense, to prepare a registration statement covering the shares of common stock issued in the Private Placement and to use its best efforts to cause the registration statement to be filed with the SEC within 90 days following the date of closing of the Private Placement.  There are many reasons, including those over which the Company has no control, which could delay the filing or effectiveness of the registration statement, including delays resulting from the SEC review process and comments raised by the SEC during that process.  Failure to file or cause a registration statement to become effective in a timely manner could materially adversely affect the Company and require the Company to pay penalties to the holders of those shares.

Risks Relating to the Common Stock

The Company’s stock price may be volatile.

The market price of the Company’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond the Company’s control, including the following:

•

Technological innovations or new products and services by the Company or its competitors;

•

Additions or departures of key personnel;

•

Limited “public float” following the Share Exchange, in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for the common stock;

•

Sales of the common stock (particularly following effectiveness of the resale registration statement required to be filed in connection with the Private Placement);

•

The Company’s ability to execute its business plan;

•

Operating results that fall below expectations;

•

Loss of any strategic relationship;

•

Industry developments;

•

Economic and other external factors; and

•

Period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies.  These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

There is currently no liquid trading market for the Company’s common stock and the Company cannot ensure that one will ever develop or be sustained.

There is currently no liquid trading market for the Company’s common stock.  The Company cannot predict how liquid the market for the Company’s common stock might become.  The Company’s common stock is currently approved for quotation on the OTC Bulletin Board trading under the symbol CCGY.  The Company anticipates applying for listing of its common stock on either the American Stock Exchange, The NASDAQ Stock Market or a national or other securities exchange as soon as is practicable, assuming that the Company can satisfy the initial listing standards for such.  The Company currently does not satisfy the initial listing standards, and cannot ensure that it will be able to satisfy such listing standards or that its common stock will be accepted for listing on any such exchange.  Should the Company fail to satisfy the initial listing standards of such exchanges, or its common stock be otherwise rejected for listing and remain on the OTC Bulletin Board or be suspended from the OTC Bulletin Board, the trading price of the Company’s common stock could suffer, the trading market for the Company’s common stock may be less liquid and the Company’s common stock price may be subject to increased volatility.

The Company’s common stock may be deemed a “penny stock”, which would make it more difficult for investors to sell their shares.

The Company’s common stock may be subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act.  The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years).  These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances.  Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited.  If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities.  If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

Furthermore, for companies whose securities are quoted on the OTC Bulletin Board, it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital.

Offers or availability for sale of a substantial number of shares of the Company’s common stock may cause the price of the Company’s common stock to decline.

If the Company’s stockholders sell substantial amounts of common stock in the public market, including shares issued upon the effectiveness of the registration statement the Company is required to file, or upon the expiration of any statutory holding period, under Rule 144, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of the Company’s common stock could fall.  The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult the Company’s ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that the Company deems reasonable or appropriate.  Additional shares of common stock will be freely tradable upon the earlier of: (i) effectiveness of the registration statement the Company is required to file; and (ii) the date on which such shares may be sold without registration pursuant to Rule 144 under the Securities Act.

Provisions of the Company’s Certificate of Incorporation and Delaware law could deter a change of control, which could discourage or delay offers to acquire the Company.

Provisions of the Company’s Certificate of Incorporation and Delaware law may make it more difficult for someone to acquire control of the Company or for the Company’s stockholders to remove existing management, and might discourage a third party from offering to acquire the Company, even if a change in control or in management would be beneficial to stockholders.  For example, the Company’s Certificate of Incorporation allows the Company to issue shares of preferred stock without any vote or further action by stockholders.

The Company’s Certificate of Incorporation authorizes the board to create new series of preferred stock without further approval by stockholders, which could adversely affect the rights of the holders of common stock.

The Board of Directors has the authority to fix and determine the relative rights and preferences of preferred stock.  The Board of Directors also has the authority to issue preferred stock without further stockholder approval.  As a result, the Board of Directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to the Company’s assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of the common stock.  In addition the Board of Directors could authorize the issuance of a series of preferred stock that has greater voting power than the common stock or that is convertible into common stock, which could decrease the relative voting power of the common stock or result in dilution to the Company’s existing stockholders.

Volatility in the Company’s common stock price may subject the Company to securities litigation.

The market for the Company’s common stock is characterized by significant price volatility when compared to seasoned issuers, and the Company expects that its share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. The Company may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

The elimination of monetary liability against the Company’s directors, officers and employees under Delaware law and the existence of indemnification rights to the Company’s directors, officers and employees may result in substantial expenditures by the Company and may discourage lawsuits against the Company’s directors, officers and employees.

The Company’s Certificate of Incorporation does not contain any specific provisions that eliminate the liability of directors for monetary damages to the Company and the Company’s stockholders; however, the Company is prepared to give such indemnification to its directors and officers to the extent provided by Delaware law.  The Company may also have contractual indemnification obligations under its employment agreements with its executive officers.  The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which the Company may be unable to recoup.  These provisions and resultant costs may also discourage the Company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by the Company’s stockholders against the Company’s directors and officers even though such actions, if successful, might otherwise benefit the Company and its stockholders.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the number of shares of common stock beneficially owned on October 30, 2006, following consummation of the Share Exchange and Private Placement, by:

•

Each person who is known by us to beneficially own 5% or more of the Registrant’s common stock;

•

Each of the Registrant’s directors and named executive officers; and

•

All of the Registrant’s directors and executive officers as a group.

Except as otherwise set forth below, the address of each of the persons listed below is Fulong Industry Zone, Longtian Town Fuqing City, Fujian, China 350315.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Shares Beneficially Owned (2)
Directors and Named Executive Officers:
Tai-ming Ou Chairman of the Board of Directors and Chief Executive Officer	8,477,350 (3)	40.21%
Qin Yang Board Director	8,477,350 (4)	40.21%
Nai-ming Yu	2,399,250	11.38%
Dian Yang	1,279,600	6.07%
Yun He Senior Vice President of Sales and Distribution	1,119,650	5.31%
Daiyi Chen	1,119,650	5.31%
Ri-wen Xue Vice President of Production and Engineering	959,700	4.55%
James Shao Chief Financial Officer	--	--
All officers and directors as a group (5 persons)	10,556,700 (5)	50.07%

___________________

(1)

Unless otherwise indicated, includes shares owned by a spouse, minor children and relatives sharing the same home, as well as entities owned or controlled by the named person.  Also includes options and warrants to purchase shares of common stock exercisable within sixty (60) days.  Unless otherwise noted, shares are owned of record and beneficially by the named person.

(2)

Based upon 21,082,269 shares of common stock outstanding immediately following the Share Exchange, which incorporates (a) consummation of the closing of the Private Placement and the issuance of 1,050,000 shares thereunder, (b) the cancellation of 8,842,222 shares of common stock and (c) with respect to each individual holder, rights to acquire common stock exercisable within 60 days.

(3)

Includes 3,518,900 shares of common stock held directly by Qin Yang, Mr. Ou’s wife, with respect to which Mr. Ou disclaims beneficial ownership.

(4)

Includes 4,958,450 shares of common stock held directly by Tai-Ming Ou, Ms. Yang’s husband, with respect to which Ms. Yang disclaims beneficial ownership.

(5)

Includes number of common stock shares and percentage of ownership of Mr. Tai-ming Ou, Ms. Qin Yang, Mr. Yun He, Mr. Ri-wen Xue and Mr. James Shao.

Directors and Executive Officers

The following table sets forth information regarding the members of our board of directors and our executive officers and other significant employees.  All of our officers and directors were appointed on October 24, 2006, the closing date of the Share Exchange.  All directors hold office for one-year terms until the election and qualification of their successors.  Officers are elected annually by the board of directors and serve at the discretion of the board.

Name	Age	Position
Tai-ming Ou	52	Chief Executive Officer and Chairman of the Board
James Shao	46	Chief Financial Officer
Yun He	39	Senior Vice President of Sales and Distribution
Ri-wen Xue	42	Vice President of Production and Engineering
Qin Yang	47	Director

Biographies

Tai-ming Ou, Chief Executive Officer and Chairman of the Board – 52.

 Mr. Ou Tai Ming, was a founder of the Company and has been its Chief Executive Officer since inception.  Prior to founding the Company, Mr. Ou was director of General and Administrative Office of Fuqing First Secondary School and was responsible for building construction, repair and maintenance and purchases of teaching instruments, PP&E, and office stationery. Mr. Ou was also in charge of operating and managing a factory run by the school, from which he explored and learned valuable experience in entrepreneurship and leadership.

Born in July 1954, Mr. Ou is a certified senior economist in China. He graduated from Fujian Normal University in 1981 with a major in Mathematics.

James Shao, Chief Financial Officer – 46.

Mr. Shao has been performing the functions of our Chief Financial Officer pursuant to a Consulting Agreement between the Company and SupremeCanada Investment & Consulting Corp. since June 2006.  Mr. Shao is a financial expert in both private and public companies with over twenty-three years of experience.

Prior to joining the Company, Mr. Shao had been conducting various US-GAAP-basis audit engagements for Chinese companies for purposes of going public in the United States since September 1995. , From late 2004 to September 2005 Mr. Shao was Chief Financial Officer of Hendrx Corp., an OTCBB listed company, where he was responsible for maintaining internal control systems and performed business process reengineering to improve efficiency and productivity of the company’s Chinese subsidiary.  Before joining Hendrx Corp., Mr. Shao was a senior auditor with Dale Matheson Carr-Hilton LaBonte (DMCL), Chartered Accountants, in Vancouver, Canada.  Prior to that, Mr. Shao was the financial controller of Spectra Pacific Development Corp.  While at Spectra Pacific Development Corp., Mr. Shao was asked to move to North America to streamline the operations at The Meridian at 910 Beach Avenue, a high-end boutique hotel situated in downtown Vancouver, Canada. Mr. Shao was responsible for developing a complete budget and a internal control system.  .

Mr. Shao was born in Taiwan and earned a Bachelor degree in Business Administration from Fuzen University in 1982. While in North America, Mr. Shao continued his education and earned his MBA degree from the New York Institute of Technology, where he was granted the honor of “distinction with management”. He also obtained designations from the Canadian Certified General Accountants (CGA) and as a US Certified Internal Auditors (CIA) and has active status. Mr. Shao also passed Chartered Financial Analyst (CFA) Level II examination in 2006.

Yun He, Senior Vice President of Sales and Distribution – 39.

Mr. He, was a co-founder of the Company and became Sales Manager in 1995, promoting sales of the Company’s resins and printing inks in the domestic Chinese market.  He has been the Company’s Senior Vice President of Sales and Distribution since 1997.  He is responsible for establishing  Zhongde's brand name and products in a rather competitive marketplace.  In 2002, the Company began directly exporting and importing and started selling its products in international markets.  .

In December 2003, after the Company's restructuring, Mr. He was promoted to the position of Vice President of Sales and Distribution, responsible for establishing and implementing sales strategies, establishing and maintaining marketing channels, maintaining and promoting high-performance sales forces, and enlarging and maintaining customer bases in global markets.  Mr. He has established long-term relationships with customers both in the Chinese domestic market and also in areas such as North and South American, South Asia, Southeast Asia, and the Middle East.

Prior to co-founding the Company, Mr. He established an export business in 1992 and engaged in international trades and exporting Chinese garments, food, toys, ornaments and handicrafts to Russia, the Czech Republic and Germany.

Born in October 1967, Mr. He majored in Chinese literature and graduated from Fujian Normal University in 1989. Immediately after his graduation, he was assigned as Chinese teacher in Fuqing City Longtian Secondary High School.

Ri-wen Xue, Vice President of Operations – 42.

Mr. Xue, joined the Company in early 2000 as Executive Secretary to the General Manager and representative of supervisor. In this capacity, Mr. Xue was in charge of assisting the General Manager in dealing with daily affairs, planning and implementing the modern system of business management, adjusting the Company's organizational chart, establishing employees' job descriptions and functional departments' duties, implementing performance evaluation systems, planning and developing a Six SIGMA management system, helping the Company to pass ISO certification and standardizing working processes.

In October 2002, Mr. Xue was promoted to Production Manager and became fully responsible for improving production processes and technology.  In December 2003, after the Company's restructuring, Mr. Xue was promoted to the position of Vice President - Production and Engineering, and Chairperson of the Company’s Board of Supervisors, taking charge of planning and carrying out new project development, streamlining production and engineering processes, and undertaking R&D, technology applications and improvements.

Prior to joining the Company, Mr. Xue was a Pipelining Operator, Quality Control, and Local Assistant Manager at the Chip Copperize Corporation in Japan from April 1995 to April 1999.  Prior to that, from August 1985 to July 1992, Mr. Xue was a Commercial Loan Officer, Industrial Loan Officer, Foreign Enterprise Loan Officer and Manager of the Credit Department at the Fuqing city branch of the Commercial and Industrial Bank of China(CIBC). At CIBC, Mr. Xue was responsible for local and foreign clientele establishment and maintenance and review/approval of various types of loans to both domestic and foreign clients.  While at CIBC, Mr. Xue was honored as “Best Employee of the Year” in 1991 for his outstanding performance.

Born in December 1964, Mr. Xue is a certified senior economist and a certified senior engineer in China and graduated from Fujian Finance College in 1985 with a major in finance.  To reinforce personal skills and strengthen his capability, from July 1992 to April 1994, Mr.Xue went to Tokyo Dongbang Japanese Language School to study Japanese language and culture in Tokyo, Japan.  From May 1994 to April 1995, Mr. Xue went to Kawasaki Guangong Industry College of Japanese and earned a degree in Public Administration in Japan.  Mr. Xue is fluent in both spoken and written Japanese

Qin Yang, Director – 47.

Ms. Qin Yang, was a founding stockholder and has been a director of the Company since its inception.  Born in August 1959, Ms. Yang graduated from Fujian Industrial Arts School in Fujian province, China.  Ms. Yang had previously founded Fuqing Welfare Garment Factory in 1984 and served as its Chief Designer and director.  Prior to that, Ms. Yang worked at Fuqing Foreign Trade Garment Factory, where she received awards for Outstanding Factories and Trade Staff several times. Ms. Qin Yang is the spouse of Tai-ming Ou, the Chairman and Chief Executive Officer of the Company.

Meetings of Our Board of Directors

The Registrant’s Board of Directors did not hold any meetings during the fiscal year ended June 30, 2006.  CCER’s Board of Directors held three meetings during the year ended June 30, 2005.

Board Committees

Audit Committee.  The Company intends to establish an audit committee of the board of directors, which will consist of soon-to-be-nominated independent directors.  The audit committee’s duties would be to recommend to the Company’s Board of Directors the engagement of independent auditors to audit the Company’s financial statements and to review the Company’s accounting and auditing principles.  The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls.  The audit committee would at all times be composed exclusively of directors who are, in the opinion of the Company’s Board of Directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Compensation Committee.  The Company intends to establish a compensation committee of the Board of Directors.  The compensation committee would review and approve the Company’s salary and benefits policies, including compensation of executive officers.

Director Compensation

The Company paid Ms. Qin Yang $8,700 for her services as a director in 2005.  Other than Ms. Yang, the Company has not paid its directors any separate compensation in respect of their services on the board. However, in the future, the Company intends to implement a market-based director compensation program.

Executive Compensation

Summary Compensation Table

The following Summary Compensation Table sets forth, for the years indicated, all cash compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities by the Company’s chief executive officer and all other executive officers who received or are entitled to receive remuneration in excess of $100,000 during the stated periods.

Summary Compensation Table
Annual Compensation
Name and principal	Year	Salary ($)	Bonus ($)	Total ($)	All other compensation
Tai-ming Ou Chairman and CEO	2005 2004 2003	$ 12,825 12,825 8,325	-- -- --	$ 12,825 12,825 8,325	-- -- --

Option Grants in Last Fiscal Year

There were no options granted to any of the named executive officers during the year ended June 30, 2006.

During the year ended June 30, 2005, none of the named executive officers exercised any stock options.

Employment Agreements

The Company has a Service Agreement dated May 11, 2006 with SupremeCanada Investment & Consulting Corp. (“SupremeCanada”), under which SupremeCanada provides the services of James Shao to perform the ordinary functions of the Company’s Chief Financial Officer.  Mr. Shao provides such services for a three week-period each month in exchange for which the Company pays SupremeCanada a monthly fee of CAD$8,000 and reimburses SupremeCanada for Mr. Shao’s travel and other incidental expenses incurred. The agreement does not have a specified term.  It  is terminable by either party upon three months’ prior written notice of termination.

The Company does not have any other employment agreements with its officers and directors.

Equity Compensation Plan Information

The Company currently does not have any equity compensation plans; however the Company is currently deliberating on implementing an equity compensation plan.

Directors’ and Officers’ Liability Insurance

The Company currently does not have insurance insuring directors and officers against liability; however, the Company is in the process of acquiring such insurance.

Certain Relationships and Related Transactions

On September 26, 2005, the Company acquired its patent for Various Uses of Polyamide Hot-melt Adhesive and Its Make from its Chief Executive Officer, Mr. Tai-ming Ou.  Under the terms of the Contract for Transfer of Patent, the purchase price for the patent was RMB 6 million, or $750,000.  Mr. Ou acquired the patent from its inventor, Liang Zicai, for the same consideration as the Company paid to Mr. Ou.

The related party transaction status and balances as of December 31, 2004, December 31, 2005 and June 30, 2006 are summarized below:

A.

Fuqing Zhongyi Color Printing Co., Ltd. (ZCP):

Shareholders of ZCP that are related to CCER include Tai-xin Ou (40% ownership of ZCP ) who is the CEO of the Company and Nai-An Yu (30% of ZCP) who is one of CCER’s shareholder. Most of the transactions incurred between CCER and ZCP were for routine purchases (CCER purchases packaging materials and orders printing jobs from ZCP) with a 60-day payment terms. CCER also sells inks to ZCP with a 60-day collection terms. The accounts receivable balance may be used to offset the account payable balances or vice versa. As described below, there were also some intercompany transactions by ways of advances and repayments with no specific terms of repayment and carrying no interest and without collaterals provided as security.

There were no transactions between CCER and ZCP up to December 31, 2003. In June 2004, ZCP placed an order to purchases inks of RMB 491,000 (or $ US61,375) from CCER that had been fully prepaid in two installments in February and March 2004. In August 2004, CCER advanced ZCP for RMB 450,000 (or US$56,250), which was fully repaid by ZCP in December 2004. During 2005, CCER bought supplies from ZCP for RMB 194,330 (or US$24,291) and sold inks to ZCP for RMB 17,353 (or US$3,036). After offsetting balances between accounts receivable and accounts payable and payment to ZCP, the net account payable balance as of December 31, 2005 was RMB 178,117 (or US$22,079). In November 2005, ZCP advanced CCER for RMB 300,000 (US$37,188), leaving the total balance owing to ZCP as of December 31, 2005 for RMB 478,118 (or US$59,267). In the first 6 months in 2006, CCER bought supplies from ZCP for RMB 43,200 (or $5,400) and sold inks to ZCP for RMB 6,000 (or $750). After offsetting balances between accounts receivable and accounts payable and payment to ZCP, the net account payable balance as of June 30, 2006 was RMB 232,670 (or US$29,133). CCER repaid the full advance received from ZCP in May 2006, leaving the total balance owing to ZCP as of June 30, 2006 for RMB 232,670 (or US$29,133).

B.

Fuqing Zhongde Waste Oil Recovery Co., Ltd. (ZWO):

Shareholders of ZWO that are related to CCER include Mei-Hua Guo (50% ownership of ZWO) and who is one of CCER’s shareholder, and Feng Yang (50% ownership of ZWO) and who is one of CCER’s shareholders. Most of the transactions incurred between CCER and ZWO were for routine purchases (CCER purchases waste grease raw materials from ZWO) with a 60-day payment terms. As described below, there were also some intercompany transactions by way of advances and repayments with no specific terms of repayment and carrying no interest and without collaterals provided as security.

As of June 30, 2003, the accounts payable balance of CCER owing to ZWO was RMB 6,254,499 (or US$781,812). During the next 6 months up to December 31, 2003, CCER bought waste greases from ZWO were RMB 5,038,164 (or US$629,771) and made payments of RMB 10,741,000 (or US$1,342,625), leaving accounts payable balance of RMB 551,663 (or US$68,958). The advances that CCER owed ZWO as of June 30, 2003 were RMB 300,000 (or US$37,500) and there was no repayment to such advances until January 2006, leaving total amount that CCER owed ZWO as of December 31, 2003 for RMB 551,663 (or US$106,458). From January through December 2004, CCER purchased waste greases from ZWO for RMB 21,139,332 (or US$2,642,416) and made payments of RMB 19,603,000 (or US$2,497,499). Together with the advances owed to ZWO for RMB 300,000 (or US$37,500), total amount CCER owed to ZWO as of December 31, 2004 was RMB 2,387,995 (or US$288,875). From January through December 2005, CCER purchased waste greases from ZWO for RMB 33,802,126 (or US$4,225,266) and made payments of RMB 35,800,000 (or US$4,465,779). Together with the advances owed to ZWO for RMB 300,000 (or US$37,500), total amount CCER owed to ZWO as of December 31, 2005 was RMB 390,120 (or US$48,362). In the first 6 months in 2006, CCER purchased waste greases from ZWO for RMB 16,001,732 (or US$2,000,217), made payments of RMB 15,803,117 (or US$1,974,926), and fully repaid advances for RMB 300,000 (or US$37,500) in January 2006, leaving the total amount owed to ZWO for RMB 288,735 (or US$36,153) as of June 30, 2006.

C.

Tai-ming Ou:

Mr. Ou is the CEO and Chairman of the Company and, as described below, has provided financing to CCER for meeting cash requirements from time to time. All advances made by Mr. Ou to CCER have no specific terms of repayment, carry no interest and are unsecured.

As of June 30, 2003, CCER owed Mr. Ou for RMB 4,615,624 (or US$576,953). In December 2003, Mr. Ou advanced CCER for additional funds of RMB 2,000,000 (or US$250,000), and left an amount owed to Mr. Ou for RMB 6,615,624 (or US$826,953) as there was no repayment made in the rest of 2003. In January 2004, Mr. Ou further advanced RMB 600,000 (or US$75,000) to CCER, while CCER repaid Mr. Ou for RMB 4,150,000 (or US$531,104), leaving the advances due to Mr. Ou as of December 31, 2004 for RMB 3,065,624 (or US$370,849). In 2005, several transactions occurred as follows: (i) Mr. Ou made additional advances to CCER for RMB 1,000,000 (or US$125,000) in July, while CCER made three repayments to Mr. Ou between April and August for RMB 4,020,000 (orUS$490,193), (ii) Mr. Ou, along with all other existing shareholders and new investors, injected RMB 1,951,200 (or US$243,900) as additional invested capital to CCER’s subsidiary, Zhongde, in September and the whole capital addition application was approved in late October, and (iii) Mr. Ou sold a patent relating to hot melt adhesive that he bought from an inventor for RMB 6,000,000 (or US$75,000), which was fully paid by CCER to Mr. Ou in three monthly installments from September through November 2005. The total amount owed to Mr. Ou by CCER as of December 31, 2005 was RMB 45,624 (orUS$5,656), which was fully repaid in May 2006.

D.

Nai Ming Yu:

Mr. Yu is a shareholder of the Company and not an officer, director or employee of CCER.  As described below, he has financed CCER for meeting cash requirements from time to time. All advances made by Mr. Yu to CCER have no specific terms of repayment, carry no interest and without collaterals provided as security.

As of June 30, 2003, CCER owed Mr. Yu for RMB 230,000 (or US$28,750). As there was no advance or repayment in the rest of 2003 and in the whole year of 2004, the balance due to Mr. Yu as of December 31, 2004 was RMB 230,000 (or US$27,824), while the changes in USD equivalent were due to foreign currency translation. In 2005,  Mr. Yu injected RMB 1,584,600 (or US$198,075) as additional invested capital to CCER’s subsidiary, Zhongde, in September and the whole capital addition application was approved in late October. As there was no advance or repayment occurred in 2005, the total amount owed to Mr. Yu by CCER as of December 31, 2005 was RMB 230,000 (or US$28,511) and, again, the changes in USD equivalent were due to foreign currency translation. This amount was fully repaid in January 2006.

E.

Yun He:

Mr. He is a shareholder and an officer of the Company and is the Vice President of Sales and Marketing of CCER and, as described below, has financed CCER for meeting cash requirements from time to time. All advances made by Mr. He to CCER have no specific terms of repayment, carry no interest and without collaterals provided as security.

Due to the frequency in business trips for carrying out his responsibility for CCER, CCER advanced RMB 120,000 (or US$14,875) to Mr. He in May 2004. In the rest of 2004, Mr. He claimed his travel expenses as incurred and received full reimbursements from CCER. As a result, the balance due from Mr. He as of December 31, 2004 was RMB 120,000 (or US$14,875). In 2005, Mr. He injected RMB 1,838,400 (or US$242,300) as additional invested capital to CCER’s subsidiary, Zhongde, in September and the whole capital addition application was approved in late October. As there was no advance or repayment occurred in 2005, the total amount owed by Mr. He to CCER as of December 31, 2005 was RMB 120,000 (or US$14,516) and the changes in USD equivalent were due to foreign currency translation. This amount was fully repaid by Mr. He in February 2006.

F.

Ri-wen Xue:

Mr. Xue is an officer, director and shareholder of the Company and has been Vice President of production and Engineering of CCER for several years and, as described below, has financed CCER for meeting cash requirements from time to time. All advances made by Mr. Xue to CCER have no specific terms of repayment, carry no interest and without collaterals provided as security.

In 2005, Mr. Xue advanced RMB 700,000 (or US$86,772) to CCER in July. Also in 2005, Mr. Xue injected RMB 1,582,000 (or US$197,750) as additional invested capital to CCER’s subsidiary, Zhongde, in September and the whole capital addition application was approved in late October. As there was no other advance or repayment occurred in 2005, the total amount owed to Mr. Xue as of December 31, 2005 was RMB 700,000 (or US$86,772). This amount was fully repaid by Mr. Xue in January 2006.

G.

Dian Yang:

Mr. Yang is a shareholder of the Company and is not an officer, director or employee of the Company or of CCER. He is solely a shareholder of the Company and, as described below, has financed CCER for meeting cash requirements from time to time. All advances made by Mr. Yang to CCER have no specific terms of repayment, carry no interest and without collaterals provided as security.

In 2005, Mr. Yang advanced RMB 600,000 (or US$74,376) to CCER in July. Also in 2005, Mr. Yang injected RMB 1,505,200 (or US$188,150) as additional invested capital to CCER’s subsidiary, Zhongde, in September and the whole capital addition application was approved in late October. As there was no other advance or repayment occurred in 2005, the total amount owed to Mr. Yang as of December 31, 2005 was RMB 600,000 (or US$74,376). This amount was fully repaid by Mr. Yang in January 2006.

H.

Dai-Yi Chen:

Mr. Chen is a shareholder of the Company and is not an officer, director or employee of the Company or of

In September 2005, Mr. Chen injected RMB 805,200 (or US$100,650) as additional invested capital to CCER’s subsidiary, Zhongde, in September and the whole capital addition application was approved in late October. As there was no other advances or repayments in 2005 or in the first six months in 2006, the total amounts owed to Mr. Chen as of December 31, 2005 and as of June 30, 2006 were both nil.

I.

Qin Yang:

Ms. Yang, is a shareholder and director of the Company and is the spouse of Tai-Ming Ou.

Ms. Yang injected RMB 1,345,800 (or US$168,225) as additional invested capital to CCER’s subsidiary, Zhongde, in September and the whole capital addition application was approved in late October. As there was no other advance or repayment occurred in 2005 and first 6 months in 2006, the total amounts owed to Ms. Yang as of December 31, 2005 and as of June 30, 2006 were both nil.

Item 3.02.

Unregistered Sales of Equity Securities

In connection with the Share Exchange, as of October 24, 2006, the Company accepted subscriptions for a total of 1,050,000 shares of common stock, at a purchase price of $1.00 per share, from a group of accredited investors.  The Company received gross proceeds from the closing of the Private Placement of $1,050,000.

The Private Placement was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act.  The shares of common stock were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

The Company intends to use approximately $500,000 of the net proceeds from the Private Placement to expand its existing biodiesel refinery plant in Fujian, with the remainder being applied towards research and development and for general corporate purposes, including acquisitions, product inventory purchases, marketing, office expansion and working capital.

Because the Company has closed on only $1,050,000 in the Private Placement, it may need to seek additional sources of financing, including debt and equity financing, within the next 18 months, depending on our expected cash needs and the availability of cash flow at that time.  Any additional equity or convertible debt financing would result in dilution to the percentage ownership of the Company’s existing stockholders.

Pursuant to the Exchange Agreement, the Registrant issued 15,995,000 shares of the Registrant’s common stock (the “Exchange Shares”) to the shareholders of CCER in exchange for 100% of the common shares of CCER. The issuance of the Exchange Shares to the shareholders of CCER pursuant to the Exchange Agreement was exempt from registration under the Securities Act pursuant to Section 4(2) thereof.

In connection with the Share Exchange, the Company agreed to issue Yongfu Zhu 408,333 shares of common stock as compensation for consulting services. The issuance of these shares to such person was exempt from registration under the Securities Act pursuant to Section 4(2) thereof.

In connection with the Share Exchange, the Company agreed to issue Olivia Hsin-Yu Chao 408,333 shares of common stock as compensation for consulting services. The issuance of these shares to such person was exempt from registration under the Securities Act pursuant to Section 4(2) thereof.

In connection with the Share Exchange, the Company agreed to issue Fred Chang 204,167 shares of common stock as compensation for consulting services. The issuance of these shares to such person was exempt from registration under the Securities Act pursuant to Section 4(2) thereof.

In connection with the Share Exchange, the Company agreed to issue Liuyi Zhang 204,167 shares of common stock as compensation for consulting services. The issuance of these shares to such person was exempt from registration under the Securities Act pursuant to Section 4(2) thereof.

In connection with the Share Exchange, the Company agreed to issue Zuyuan Zheng 175,000 shares of common stock as compensation for consulting services. The issuance of these shares to such person was exempt from registration under the Securities Act pursuant to Section 4(2) thereof.

In connection with the Share Exchange, the Company agreed to issue AVENNDI, LLC 5,000 shares of common stock as compensation for consulting services. The issuance of these shares to AVENNDI, LLC was exempt from registration under the Securities Act pursuant to Section 4(2) thereof.

In connection with the Share Exchange, the Company agreed to issue Westminster Securities Corporation 200,000 shares of common stock as compensation for financial advisory services. The issuance of the shares to Westminster Securities Corporation was exempt from registration under the Securities Act pursuant to Section 4(2) thereof.

Description of Securities

The Company is authorized to issue 100,000,000 shares of common stock.  The Company is not authorized to issue preferred stock. Immediately following the Share Exchange and the closing of the Private Placement for $1,050,000, there were 21,082,274 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share.  The Company’s Amended and Restated Certificate of Incorporation does not provide for cumulative voting.  The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds.  However, the current policy of the board of directors is to retain earnings, if any, for operations and growth.  Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution.  The holders of common stock have no preemptive, subscription, redemption or conversion rights.  The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the board of directors and issued in the future.

Preferred Stock

The board of directors is authorized, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue from time to time shares of preferred stock in one or more series.  Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Registration Rights

The Company has agreed to file a “resale” registration statement with the SEC covering all shares of common stock sold in the Private Placement on or before the date that is 90 days after the date of the closing of the Private Placement.  The Company will use its reasonable best efforts to maintain the effectiveness of the “resale” registration statement from the effective date through and until 12 months after the closing date of the Private Placement, unless all securities registered under the registration statement have been sold or are otherwise able to be sold pursuant to Rule 144, at which time exempt sales may be permitted for purchasers of the units.  The Company has agreed to use its reasonable best efforts to have such “resale” registration statement declared effective by the SEC as soon as possible and, in any event, within 180 days after the date of the closing of the Private Placement.

The Company is obligated to pay to each purchaser of shares a fee of 1% per month of the purchaser’s investment, payable in cash for each month (i) in excess of 90 days that the registration statement has not been filed, (ii) in excess of 30 days that the Company fails to respond to comments of the SEC, and (iii) in excess of 180 days that the Company fails to cause the registration statement to be declared effective. However, the Company shall not be obligated to pay any such penalties following the one year anniversary of the closing date of the Private Placement.

The description of registration rights is qualified in its entirety by reference to the form of Subscription Agreement filed herewith as Exhibit 10.01.

Market Price and Dividends

CCER is, and has always been, a privately-held company and now is a wholly-owned subsidiary of the Company.  There is not, and never has been, a public market for the securities of CCER.  The Registrant’s common stock is approved for trading on the OTC Bulletin Board under the symbol CCGY, but there is currently no liquid trading market.

On January 19, 2006, CCER paid cash dividends of $747,720 to its shareholders. For the foreseeable future, the Company does not intend pay cash dividends to its stockholders.

Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the Company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

The Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the Company will indemnify the Company’s directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract.

Any repeal or modification of these provisions approved by the Company’s stockholders shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of the Company existing as of the time of such repeal or modification.

The Company is also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DGCL would permit indemnification.

Anti-Takeover Effect of Delaware Law, Certain By-Law Provisions

Certain provisions of the Company’s Amended and Restated By-Laws are intended to strengthen the board of directors’ position in the event of a hostile takeover attempt.  These provisions have the following effects:

•

they provide that only business brought before an annual meeting by the board of directors or by a stockholder who complies with the procedures set forth in the Amended and Restated By-Laws may be transacted at an annual meeting of stockholders; and

•

they provide for advance notice or certain stockholder actions, such as the nomination of directors and stockholder proposals.

The Company is subject to the provisions of Section 203 of the DGCL, an anti-takeover law.  In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.  For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of the voting stock.

Trading Information

The Company’s common stock is currently approved for quotation on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. under the symbol “CCGY,” but there is currently no liquid trading market.As soon as is practicable and assuming we satisfy the necessary initial listing requirements, the Company intends to apply to have its common stock listed for trading on the American Stock Exchange or NASDAQ Stock Market, although the Company cannot be certain that any of these applications will be submitted or approved.

The transfer agent for our common stock is American Registrar & Transfer Co., 343 East 900 South, Salt Lake City, UT 89128, Telephone: 801-363-9065.

Item 4.01.

Changes in Registrant’s Certifying Accountant

Effective as of October 24, 2006, the Company dismissed Gately & Associates, LLC (“Gately”) as its independent accountants.  Gately had previously been engaged as the principal accountant to audit the Company’s financial statements.  The reason for the dismissal of Gately is that, following the consummation of the Share Exchange on October 24, 2006, (i) the former shareholders of CCER owned a majority of the Company’s outstanding shares of common stock and (ii) the Company’s primary business unit became the business previously conducted by CCER.  The independent registered public accountant of CCER was the firm of Moen and Company LLP (“Moen”). Moen recently began winding down its operations, with the majority of its personnel, including those who worked with CCER, joining the accounting firm of Michael Studer LLP. The Company believes that it is in its best interest to have the former employees of Moen who joined Michael Studer LLP to continue working with the Company’s business, and the Company therefore retained Michael Studer LLP as its new independent registered accounting firm, effective as of October 20, 2006.  Michael Studer LLP is located at 45 Church Street, P.O. Box 430, Freeport, New York 11520. Michael Studer LLP phone number is (516) 378-1000.

The report of Gately on our financial statements for the period from November 12, 2004 (inception) through our fiscal year ended June 30, 2006 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that the report was qualified as to our ability to continue as a going concern.

The decision to change accountants was approved by our board of directors on October 24, 2006.

From November 12, 2004 through October 24, 2006, there were no disagreements with Gately on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Gately, would have caused it to make reference to the matter in connection with its reports.

We had made the contents of this Current Report on Form 8-K available to Gately and requested it to furnish a letter addressed to the SEC as to whether it agrees or disagrees with, or wishes to clarify the Company’s expression of, the Company’s views, or containing any additional information.  A copy of Gately’s letter to the SEC is included as Exhibit 16.1 to this Current Report on Form 8-K.

As of October 24, 2006, Michael Studer LLP was engaged as the Company’s new independent registered public accountants.  The appointment of Michael Studer LLP was approved by the Company’s Board of Directors.  During the Company’s two most recent fiscal years and the subsequent interim periods through October 20, 2006, the Company did not consult Michael Studer LLP regarding either: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-B.

Item 5.01.

Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Chet Kurzawski and Doug Reid, the Company’s sole directors and sole executive officers, resigned as of October 24, 2006, immediately prior to the closing of the Share Exchange.  Pursuant to the terms of the Exchange Agreement, the new directors and officers of the Company are as set forth therein.  Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.03.

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 12, 2006, the Company’s Board of Directors approved an amendment to its certificate of incorporation, that, among other things, changed the Company’s name from “Hurley Exploration Inc.” to “China Clean Energy Inc.” and effectuated a 2.26187510124-for-1 reverse stock split. On October 12, 2006, stockholders representing the requisite number of votes necessary to approve an amendment to the certificate of incorporation took action via written consent approving the foregoing amendments.  On October 13, 2006, the Company filed a Certificate of Amendment to its Certificate of Incorporation and an Amended and Restated Certificate of Incorporation with the Delaware Secretary of State effecting the foregoing amendments.

Item 5.06.

Change in Shell Company Status

As a result of the consummation of the Share Exchange described in Items 1.01 and 2.01 of this Current Report on Form 8-K, the Company believes that it is no longer a “shell corporation,” as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01.

Financial Statements and Exhibits

(a)

Financial Statements of Businesses Acquired.

 In accordance with Item 9.01(a), CCER’s audited financial statements for the fiscal years ended December 31, 2005 and 2004 and CCER’s unaudited financial statements for the six-month interim periods ended June 30, 2006 and 2005 are filed in this Current Report on Form 8-K as Exhibit 99.1.

(b)

Pro Forma Financial Information.

In accordance with Item 9.01(b), the Company’s pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.2.

(d)

Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
2.1	Share Exchange Agreement by and among China Clean Energy Inc., China Clean Energy Resources, Ltd., the shareholders of China Clean Energy Resources, Ltd. and both Chet Kurzawski and Doug Reid
3.1	Certificate of Incorporation of Hurley Exploration, Inc. (incorporated by reference from Exhibit 3.1 of Hurley Exploration, Inc.’s Registration Statement on Form SB-2 filed July 26, 2005)
3.2	By-laws of Hurley Exploration, Inc. (incorporated by reference from Exhibit 3.1 of Hurley Exploration, Inc.’s Registration Statement on Form SB-2 filed July 26, 2005)
3.3	Certificate of Amendment to the Certificate of Incorporation of Hurley Exploration, Inc.
3.4	Amended and Restated Certificate of Incorporation of Hurley Exploration, Inc.
3.5	Amended and Restated Bylaws of China Clean Energy Inc.
10.1	Form of China Clean Energy Resources, Ltd. Subscription Agreement
10.2	Contract of Supply and Purchase of Acid Oil
10.3	Contract of Technology Transfer of Plastic Printing Ink
10.4	Contract of the Transfer of Technology of 4000t/a Dimer Acid
10.5	Contract of the Transfer of Technology of 3500t/a Polyamide Resin
10.6	Contract for the Transfer of the Patent
10.7	Agreement on Transfer of the Patent

16.1	Responsive Letter from Gately & Associates, LLC
17.1	Resignation letter of Chet Kurzawski dated October 24, 2006 chetkurzawskiresign.jpgg
17.2	Resignation letter of Doug Reid dated October 24, 2006 dougreidresign.jpg
21.1	List of Subsidiaries
99.1	China Clean Energy Resources Limited financial statements for the fiscal years ended December 31, 2005 and 2004 (audited) and for the six months ended June 30, 2006 and 2005 (unaudited)
99.2	Unaudited pro forma condensed combined balance sheets as of June 30, 2006 and unaudited pro forma condensed combined statements of operations for the year ended June 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 30, 2006	CHINA CLEAN ENERGY INC.

	By:	/s/ Tai-ming Ou
Tai-ming Ou
Chairman of the Board of Directors and Chief Executive Officer